                                                CONFIDENTIAL TREATMENT REQUESTED





                             AGREEMENT AND PLAN OF MERGER

                                     BY AND AMONG

                                 DAOU SYSTEMS, INC.,

                                   DAOU-RHI, INC.,

                      RESOURCES IN HEALTHCARE INNOVATIONS, INC.,

                        HEALTHCARE TRANSITION RESOURCES, INC.,

                           ULTITECH RESOURCES GROUP, INC.,

                         INNOVATIVE SYSTEMS SOLUTIONS, INC.,

                             GRAND ISLE CONSULTING, INC.

                                         AND

                             THE RESPECTIVE SHAREHOLDERS
                                          OF
                     RESOURCES IN HEALTHCARE INNOVATIONS, INC.,
                       HEALTHCARE TRANSITION RESOURCES, INC.,
                          ULTITECH RESOURCES GROUP, INC.,
                         INNOVATIVE SYSTEMS SOLUTIONS, INC.
                                        AND
                            GRAND ISLE CONSULTING, INC.
                        LISTED ON THE SIGNATURE PAGE HERETO



                              Dated as of June 26, 1998

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                                                CONFIDENTIAL TREATMENT REQUESTED

                                  TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
ARTICLE I      THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . .  2
               SECTION 1.01   THE MERGER . . . . . . . . . . . . . . . . . . . 2
               SECTION 1.02   EFFECTIVE TIME . . . . . . . . . . . . . . . . . 2
               SECTION 1.03   EFFECT OF THE MERGER . . . . . . . . . . . . . . 2
               SECTION 1.04   CERTIFICATE OF INCORPORATION; BY-LAWS. . . . . . 2
               SECTION 1.05   DIRECTORS AND OFFICERS . . . . . . . . . . . . . 3

ARTICLE II     CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES. . . . . . . 3
               SECTION 2.01   CONVERSION OF SECURITIES . . . . . . . . . . . . 3
               SECTION 2.02   EXCHANGE OF CERTIFICATES . . . . . . . . . . . . 4
               SECTION 2.03   STOCK TRANSFER BOOKS . . . . . . . . . . . . . . 6
               SECTION 2.04   DISSENTING SHARES. . . . . . . . . . . . . . . . 6

ARTICLE IIA    VOTING RIGHTS AND PROXY . . . . . . . . . . . . . . . . . . . . 7
               SECTION 2.01A. CONSENT AND VOTING AGREEMENT . . . . . . . . . . 7
               SECTION 2.02A. GRANT OF PROXY . . . . . . . . . . . . . . . . . 7

ARTICLE III    REPRESENTATIONS AND WARRANTIES CONCERNING . . . . . . . . . . . 8
               SECTION 3.01   ORGANIZATION AND QUALIFICATION . . . . . . . . . 8
               SECTION 3.02   CERTIFICATE OF INCORPORATION AND BY-LAWS . . . . 8
               SECTION 3.03   CAPITALIZATION . . . . . . . . . . . . . . . . . 9
               SECTION 3.04   AUTHORITY. . . . . . . . . . . . . . . . . . . . 9
               SECTION 3.05   NO CONFLICT; REQUIRED FILINGS AND CONSENTS . . .10
               SECTION 3.06   PERMITS; COMPLIANCE. . . . . . . . . . . . . . .10
               SECTION 3.07   FINANCIAL STATEMENTS . . . . . . . . . . . . . .11
               SECTION 3.08   NO UNDISCLOSED LIABILITIES . . . . . . . . . . .11
               SECTION 3.09   ABSENCE OF CERTAIN CHANGES OR EVENTS . . . . . .11
               SECTION 3.10   ABSENCE OF LITIGATION. . . . . . . . . . . . . .14
               SECTION 3.11   VOTE REQUIRED. . . . . . . . . . . . . . . . . .14
               SECTION 3.12   BROKERS. . . . . . . . . . . . . . . . . . . . .14
               SECTION 3.13   COMPANY ACTION . . . . . . . . . . . . . . . . .14
               SECTION 3.14   TAX MATTERS; "POOLING OF INTERESTS". . . . . . .14
               SECTION 3.15   REAL PROPERTY. . . . . . . . . . . . . . . . . .16
               SECTION 3.16   INTELLECTUAL PROPERTY. . . . . . . . . . . . . .16
               SECTION 3.17   TANGIBLE ASSETS. . . . . . . . . . . . . . . . .18
               SECTION 3.18   CUSTOMERS. . . . . . . . . . . . . . . . . . . .18
               SECTION 3.19   CONTRACTS. . . . . . . . . . . . . . . . . . . .18
               SECTION 3.20   NOTES AND ACCOUNTS RECEIVABLE. . . . . . . . . .19
               SECTION 3.21   POWERS OF ATTORNEY . . . . . . . . . . . . . . .19
               SECTION 3.22   INSURANCE. . . . . . . . . . . . . . . . . . . .19
               SECTION 3.23   EMPLOYEES. . . . . . . . . . . . . . . . . . . .20


                                          i
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                                  TABLE OF CONTENTS
                                     (CONTINUED)

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               SECTION 3.24   EMPLOYEE BENEFITS. . . . . . . . . . . . . . . .20
               SECTION 3.25   GUARANTIES . . . . . . . . . . . . . . . . . . .22
               SECTION 3.26   ENVIRONMENT, HEALTH AND SAFETY . . . . . . . . .22
               SECTION 3.27   CERTAIN BUSINESS RELATIONSHIPS WITH THE TARGET
                              COMPANIES. . . . . . . . . . . . . . . . . . . .23
               SECTION 3.28   [RESERVED] . . . . . . . . . . . . . . . . . . .23
               SECTION 3.29   PRODUCT AND SERVICE WARRANTIES . . . . . . . . .23
               SECTION 3.30   PRODUCT AND SERVICE LIABILITY. . . . . . . . . .23
               SECTION 3.31   CUSTOMER/SUPPLIER RELATIONSHIPS. . . . . . . . .23
               SECTION 3.32   CERTAIN BUSINESS PRACTICES . . . . . . . . . . .23
               SECTION 3.33   DISCLOSURE . . . . . . . . . . . . . . . . . . .24
               SECTION 3.34   LIMITATION ON REPRESENTATIONS AND WARRANTIES . .24

ARTICLE IIIA   REPRESENTATIONS AND WARRANTIES OF EACH SHAREHOLDER. . . . . . .24
               SECTION 3.01A. AUTHORIZATION OF TRANSACTION . . . . . . . . . .24
               SECTION 3.02A. NONCONTRAVENTION . . . . . . . . . . . . . . . .24
               SECTION 3.03A. BROKERS. . . . . . . . . . . . . . . . . . . . .25
               SECTION 3.04A. COMPANY SHARES . . . . . . . . . . . . . . . . .25
               SECTION 3.05A. ACCREDITED INVESTOR. . . . . . . . . . . . . . .25
               SECTION 3.06A. INVESTMENT INTENTION . . . . . . . . . . . . . .25
               SECTION 3.07A. EMPLOYMENT . . . . . . . . . . . . . . . . . . .25
               SECTION 3.08A. LIMITATION ON REPRESENTATIONS AND WARRANTIES . .26
               SECTION 3.09A. DELIVERY OF INFORMATION. . . . . . . . . . . . .26

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF PARENT AND PARENT SUB . . . .26
               SECTION 4.01   ORGANIZATION AND QUALIFICATION . . . . . . . . .26
               SECTION 4.02   CERTIFICATES OF INCORPORATION AND BY-LAWS. . . .26
               SECTION 4.03   PARENT COMMON STOCK; CAPITALIZATION. . . . . . .26
               SECTION 4.04   AUTHORITY. . . . . . . . . . . . . . . . . . . .27
               SECTION 4.05   REQUIRED FILINGS AND CONSENTS. . . . . . . . . .27
               SECTION 4.06   REPORTS; FINANCIAL STATEMENTS. . . . . . . . . .28
               SECTION 4.07   ABSENCE OF CERTAIN CHANGES OR EVENTS . . . . . .28
               SECTION 4.08   OWNERSHIP OF PARENT SUB; NO PRIOR ACTIVITIES . .29
               SECTION 4.09   BROKERS. . . . . . . . . . . . . . . . . . . . .29
               SECTION 4.10   [RESERVED. . . . . . . . . . . . . . . . . . . .29
               SECTION 4.11   LIMITATION ON REPRESENTATIONS AND WARRANTIES . .29

ARTICLE V      COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . 30
               SECTION 5.01   AFFIRMATIVE COVENANTS OF TARGET COMPANIES. . . .30


                                          ii
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                                  TABLE OF CONTENTS
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               SECTION 5.02   NEGATIVE COVENANTS OF THE TARGET COMPANIES . . .30
               SECTION 5.03   NEGATIVE COVENANTS OF PARENT . . . . . . . . . .32
               SECTION 5.04   ACCESS AND INFORMATION . . . . . . . . . . . . .33
               SECTION 5.05   ESCROW AGREEMENT . . . . . . . . . . . . . . . .33
               SECTION 5.06   * * *. . . . . . . . . . . . . . . . . . . . . .33

ARTICLE VI     ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . .33
               SECTION 6.01   APPROPRIATE ACTION; CONSENTS; FILINGS. . . . . .33
               SECTION 6.02   TAX TREATMENT; POOLING OF INTERESTS; AFFILIATES.34
               SECTION 6.03   PUBLIC ANNOUNCEMENTS . . . . . . . . . . . . . .35
               SECTION 6.04   OBLIGATIONS OF PARENT SUB. . . . . . . . . . . .35
               SECTION 6.05   RESTRICTIVE LEGEND . . . . . . . . . . . . . . .36
               SECTION 6.06   * * *. . . . . . . . . . . . . . . . . . . . . .36
               SECTION 6.07   DELIVERY OF SEC FILINGS. . . . . . . . . . . . .36
               SECTION 6.08   TERMINATION OF SHAREHOLDERS' AGREEMENT . . . . .36
               SECTION 6.09   BEST EFFORTS.. . . . . . . . . . . . . . . . . .37

ARTICLE VII    CLOSING CONDITIONS. . . . . . . . . . . . . . . . . . . . . . .37
               SECTION 7.01   CONDITIONS TO OBLIGATIONS OF EACH PARTY UNDER
                              THIS AGREEMENT . . . . . . . . . . . . . . . . .37
               SECTION 7.02   ADDITIONAL CONDITIONS TO OBLIGATIONS
                              OF PARENT. . . . . . . . . . . . . . . . . . . .37
               SECTION 7.03   ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE
                              COMPANY. . . . . . . . . . . . . . . . . . . . .39

ARTICLE VIII   TERMINATION, AMENDMENT, WAIVER AND INDEMNIFICATION. . . . . . .40
               SECTION 8.01   TERMINATION. . . . . . . . . . . . . . . . . . .40
               SECTION 8.02   INVESTIGATION. . . . . . . . . . . . . . . . . .41
               SECTION 8.03   AMENDMENT. . . . . . . . . . . . . . . . . . . .41
               SECTION 8.04   WAIVER; REMEDIES CUMULATIVE. . . . . . . . . . .41
               SECTION 8.05   * * *. . . . . . . . . . . . . . . . . . . . . .42
               SECTION 8.06   SHAREHOLDER INDEMNIFICATION, HOLD BACK
                              AND ESCROW . . . . . . . . . . . . . . . . . . .42

ARTICLE IX     GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . .46
               SECTION 9.01   EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES
                              AND AGREEMENTS . . . . . . . . . . . . . . . . .46
               SECTION 9.02   NOTICES. . . . . . . . . . . . . . . . . . . . .46
               SECTION 9.03   CERTAIN DEFINITIONS. . . . . . . . . . . . . . .47
               SECTION 9.04   HEADINGS; CONSTRUCTION . . . . . . . . . . . . .55
               SECTION 9.05   SEVERABILITY . . . . . . . . . . . . . . . . . .55
               SECTION 9.06   ENTIRE AGREEMENT; AMENDMENT. . . . . . . . . . .55

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                                  TABLE OF CONTENTS
                                     (CONTINUED)

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               SECTION 9.07   ASSIGNMENT . . . . . . . . . . . . . . . . . . .55
               SECTION 9.08   PARTIES IN INTEREST. . . . . . . . . . . . . . .55
               SECTION 9.09   FURTHER ASSURANCES . . . . . . . . . . . . . . .55
               SECTION 9.10   GOVERNING LAW. . . . . . . . . . . . . . . . . .55
               SECTION 9.11   BINDING ARBITRATION. . . . . . . . . . . . . . .56
               SECTION 9.12   WAIVER; REMEDIES CUMULATIVE. . . . . . . . . . .56
               SECTION 9.13   COUNTERPARTS . . . . . . . . . . . . . . . . . .57
               SECTION 9.14   REPRESENTATION BY COUNSEL. . . . . . . . . . . .57

                                                CONFIDENTIAL TREATMENT REQUESTED

                                  INDEX TO EXHIBITS

Exhibit 2.01A            Written Consent of the Shareholders of the Target
                         Companies
Exhibit III              Schedule of Exceptions
Exhibit 5.05             Form of Escrow Agreement
Exhibit 7.02(a)(i)       Form of Certificate of President of the Target
                         Companies
Exhibit 7.02(f)          Legal Opinion of Counsel to the Target Companies
Exhibit 7.02(g)          Form of Affiliate Agreement (Target Company)
Exhibit 7.02(h)(i)       Form of Employment Agreement for D. Parker Hinshaw
Exhibit 7.02(h)(ii)      Form of Employment Agreement for each of Darryl
                         Bollinger, Carol R. Selvey, Daniel W. Murry and Charles
                         G. Shelley, Jr.
Exhibit 7.02(h)(iii)     Form of Consulting Agreement for each of Larry Collins
                         and Eileen M. Weldon
Exhibit 7.02(i)(i)       Form of Noncompetition Agreement for each of D. Parker
                         Hinshaw, Darryl Bollinger, Carol R. Selvey, Daniel W.
                         Murry, Jennifer Arthur and Charles G. Shelley, Jr.
Exhibit 7.02(i)(ii)      Form of Noncompetition Agreement for each of Larry
                         Collins and Eileen M. Weldon
Exhibit 7.02(j)          Form of Spousal Consent
Exhibit 7.03(a)          Form of Certificate of President of Parent
Exhibit 7.03(d)          Legal Opinion of Counsel to Parent
Exhibit 7.03(e)          Form of Affiliate Agreement (Parent)
Exhibit 7.03(h)          * * *

                                                CONFIDENTIAL TREATMENT REQUESTED


     THIS AGREEMENT AND PLAN OF MERGER, dated as of June 26, 1998 (this "AGREEMENT"), by and among DAOU Systems, Inc., a Delaware corporation ("PARENT"), DAOU-RHI, a Delaware corporation and a wholly-owned subsidiary of Parent ("PARENT SUB"), Resources in Healthcare Innovations, Inc., an Indiana corporation ("RHI"), Healthcare Transition Resources, Inc., an Indiana corporation ("HTR"), Ultitech Resources Group, Inc., an Indiana corporation ("URG"), Innovative Systems Solutions, Inc., an Indiana corporation ("ISS"), Grand Isle Consulting, Inc., an Indiana corporation ("GIC"), and the respective shareholders of RHI, HTR, URG, ISS and GIC (each a "Target Company" and collectively, the "TARGET COMPANIES"), listed on the signature page hereto (each a "SHAREHOLDER" and collectively, among all of the Target Companies, the "SHAREHOLDERS").

                                 W I T N E S S E T H:

     WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("DELAWARE LAW") and the Business Corporation Law of the State of Indiana ("INDIANA LAW"), the Target Companies will merge with and into Parent Sub (the "MERGER");

     WHEREAS, the Board of Directors of each of the Target Companies has determined that the Merger is in the best interests of such Target Company and its Shareholders, has approved and adopted this Agreement and the transactions contemplated hereby, and has recommended that its Shareholders approve and adopt this Agreement and the transactions contemplated hereby;

     WHEREAS, the Shareholders collectively hold one hundred percent (100%) of the outstanding voting power of the Target Companies, have irrevocably consented to the execution and delivery of this Agreement and the consummation of the Merger and have irrevocably agreed to vote in favor of the Merger at a meeting of Shareholders or by a written consent executed by each Shareholder, and such consent and agreement is an essential condition and inducement to Parent and Parent Sub to enter into this Agreement;

     WHEREAS, the Boards of Directors of Parent and Parent Sub have determined that the Merger is in the best interests of Parent and Parent Sub and their respective stockholders, and have approved and adopted this Agreement and the transactions contemplated hereby;

     WHEREAS, the Target Companies, Parent and Parent Sub intend that the Merger shall constitute a "reorganization" under Section 368(a)(1)(A) of the Code, by application of Section 368(a)(2)(D) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code;

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests"; and



THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED

     WHEREAS, certain capitalized terms used in this Agreement are defined in
Section 9.03;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:


                                      ARTICLE I

                                      THE MERGER


     SECTION 1.01 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law and Indiana Law, at the Effective Time (as defined in Section 1.02), each of the Target Companies shall be merged with and into Parent Sub. As a result of the Merger, the separate corporate existence of the Target Companies shall cease and Parent Sub shall continue as the surviving corporation in the Merger (the "SURVIVING CORPORATION"). The name of the Surviving Corporation shall be DAOU-RHI, Inc.

     SECTION 1.02 EFFECTIVE TIME. As promptly as practicable after the satisfaction or, if permissible, waiver of the closing conditions set forth in
Article VII, the parties hereto shall cause the Merger to be consummated by filing with respect to each of the Target Companies: (i) a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law; and (ii) articles of merger (the "ARTICLES OF MERGER") with the Secretary of State of the State of Indiana, in such form as required by, and executed in accordance with the relevant provisions of, Indiana Law (the date and time of the last of such filings, or such later time as may be agreed to in writing by Parent, Parent Sub and the Target Companies and specified in the Certificate of Merger, being the "EFFECTIVE TIME").

     SECTION 1.03 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law and Indiana Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all of the property, rights, privileges, powers and franchises of Parent Sub and the Target Companies shall vest in the Surviving Corporation, and all debts, Liabilities and duties of Parent Sub and the Target Companies shall become the debts, Liabilities and duties of the Surviving Corporation.

     SECTION 1.04 CERTIFICATE OF INCORPORATION; BY-LAWS. Certificate of Incorporation; By-Laws. At the Effective Time, the Certificate of Incorporation of Parent Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, and the By-Laws of Parent Sub shall be the By-Laws of the Surviving Corporation.



THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED

     SECTION 1.05 DIRECTORS AND OFFICERS. The directors of Parent Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of Parent Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.


                                      ARTICLE II

                  CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES


     SECTION 2.01        CONVERSION OF SECURITIES.

          (a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent Sub, the Target Companies or the holders of any of the following securities, each share of each of the Target Companies' common stock, no par value per share ("COMMON STOCK"), issued and outstanding immediately prior to the Effective Time, excluding any treasury shares held by such Target Company, shares held by Parent or any direct or indirect wholly-owned Subsidiary of Parent or of such Target Company and the Dissenting Shares, if any, shall be converted into the right to receive that number of fully paid, nonassessable shares of Parent's common stock, par value $.001 per share ("PARENT COMMON STOCK"), equal to the Exchange Ratio, subject to adjustment as set forth in Section 2.01(b) and subject to pro rata withholding of shares to be held in escrow pursuant to Section 5.05.

          (b) If between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock or any Target Company's Common Stock shall have been changed into a different number of shares of a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted as necessary to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

          (c) At the Effective Time, all of the shares of the Target Companies' Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each Certificate previously evidencing any such shares shall thereafter represent only the right to receive the Merger Consideration (as defined in Section 2.02(b)). The holders of such Certificates previously evidencing such shares of the Target Companies' Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of the Target Companies' Common Stock, except as otherwise provided herein or by Law. Such Certificates previously evidencing shares of the Target Companies' Common Stock shall be exchanged for certificates evidencing whole shares of Parent Common Stock issued in consideration therefor in accordance with the allocation procedures of this Section 2.01 and upon the surrender of such Certificates in accordance with the provisions of Section
2.02.  No fractional shares of



THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED

Parent Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.02(e).

          (d) Each share of each of the Target Companies' Common Stock held in the treasury of such Target Company and each share of such Target Company's Common Stock owned by Parent or any direct or indirect wholly-owned Subsidiary of Parent or of any of the Target Companies, if any, immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

     SECTION 2.02        EXCHANGE OF CERTIFICATES.

          (a) EXCHANGE AGENT. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with Baker & McKenzie or such other Person designated by Parent and reasonably satisfactory to the Target Companies (the "EXCHANGE AGENT"), for the benefit of the Shareholders and for exchange in accordance with this Article II through the Exchange Agent (i) certificates evidencing such number of whole shares of Parent Common Stock equal to the sum of the product of (x) the Exchange Ratio for each Target Company multiplied by
(y) the number of shares of such Target Company's Common Stock then outstanding and (ii) cash in consideration of fractional shares as provided in Section 2.02(e) (such Parent Common Stock and cash being hereinafter referred to as the "EXCHANGE FUND"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver to the Shareholders the shares of Parent Common Stock (except that * * * of such shares of Parent Common Stock shall be delivered to an escrow agent pursuant to Sections 5.05 and 8.06) and cash out of the Exchange Fund in accordance with Section 2.02(b) below. Except as contemplated by
Section 2.02(f), the Exchange Fund shall not be used for any other purpose.

          (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of a Target Company's Common Stock (other than Dissenting Shares, if applicable) (collectively, the "CERTIFICATES"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may * * * be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the shares of such Target Company's Common Stock formerly evidenced by such Certificate in accordance with Section 2.01, less the pro rata portion of the shares attributable to such Certificate (rounded to the nearest whole share) to be held in escrow pursuant to Sections
5.05 and 8.06 and (B) cash in lieu of fractional shares of Parent Common Stock to which such holder is



THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED

entitled pursuant to Section 2.02(e) (such shares of Parent Common Stock and cash, if any, being collectively, the "MERGER CONSIDERATION"), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of any shares of a Target Company's Common Stock which is not registered in the transfer records of such Target Company, a certificate evidencing the proper number of shares of Parent Common Stock may be issued in accordance with this Article II to a transferee if the Certificate evidencing such shares of such Target Company's Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each of the Certificates shall be deemed at any time after the Effective Time to evidence only the right to receive, upon such surrender, the Merger Consideration.

          (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES OF PARENT COMMON STOCK. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock evidenced thereby, and no other part of the Merger Consideration shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate, at which time, subject to the effect of applicable Laws, there shall be issued to the holder (i) the Merger Consideration payable with respect to such Certificate, (ii) the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the shares of Parent Common Stock issued as part of the Merger Consideration, and (iii) at the appropriate payment date, the amount of dividends or other distributions (without interest thereon), with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock. No interest shall be paid on the Merger Consideration.

          (d) NO FURTHER RIGHTS IN THE TARGET COMPANIES' COMMON STOCK. All shares of Parent Common Stock issued and cash paid upon exchange of the shares of each of the Target Companies' Common Stock in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such shares of such Target Company's Common Stock.

          (e)  NO FRACTIONAL SHARES.

               (i) No certificates or scrip evidencing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of the Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

               (ii) Each holder of a Certificate having a fractional interest arising upon the conversion of such Certificate shall, at the time of surrender of such Certificate, be paid by the Exchange Agent an amount in cash equal to the value of such fractional interest based on a price per share equal to the Market Price.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                                                CONFIDENTIAL TREATMENT REQUESTED

          (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of the Target Companies' Common Stock for two (2) years after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Target Companies' Common Stock who have not theretofore complied with this Article II shall thereafter look only to Parent for the Merger Consideration to which they are entitled.

          (g) NO LIABILITY. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of the Target Companies' Common Stock for any shares of Parent Common Stock, cash or dividends or distributions with respect thereto delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

     SECTION 2.03 STOCK TRANSFER BOOKS. On the date hereof, the stock transfer books of each of the Target Companies shall be closed and there shall be no further registration of transfers of shares of such Target Company's Common Stock thereafter on the records of such Target Company. On or after the Effective Time, any Certificates presented to the Exchange Agent for any reason shall be converted into the Merger Consideration.

     SECTION 2.04 DISSENTING SHARES. If required under Delaware Law or Indiana Law, notwithstanding any other provisions of this Agreement to the contrary, shares of any Target Company's Common Stock that are outstanding immediately prior to the Effective Time and which are held by shareholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly, in writing, appraisal for such shares in accordance with Section 262 of Delaware Law or demand for payment in accordance with Chapter 44 of Indiana Law (IC 23-1-44) (collectively, the "DISSENTING SHARES") shall not be converted into or represent the right to receive the Merger Consideration. Such shareholders shall be entitled to receive payment of the appraised value of such shares of such Target Company's Common Stock held by them in accordance with the provisions of Section 262 of Delaware Law and Chapter 44 of Indiana Law, except that all Dissenting Shares held by shareholders who have failed to perfect or who effectively have withdrawn or lost their rights to appraisal of such shares of such Target Company's Common Stock under Section 262 of Delaware Law and Chapter 44 of Indiana Law shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration, upon surrender, in the manner provided in
Section 2.02, of the Certificate or Certificates that formerly evidenced such shares of such Target Company's Common Stock. Any payments required to be made to the holders of any Dissenting Shares shall be funded by Parent or the Surviving Corporation.

                                     ARTICLE IIA

                               VOTING RIGHTS AND PROXY



THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
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                                                CONFIDENTIAL TREATMENT REQUESTED

     SECTION 2.01A.      CONSENT AND VOTING AGREEMENT.  Each Shareholder hereby
(a) irrevocably consents to the execution and delivery of this Agreement and to the consummation of the Merger and shall contemporaneously herewith execute the written consent attached hereto as EXHIBIT 2.01A (the "CONSENT"), and (b) as long as this Agreement has not been terminated prior to the date specified in
Section 8.01(f), further irrevocably agrees to vote all shares of the Target Companies' Common Stock as to which such Shareholder is entitled to vote at a meeting of the shareholders of such Target Companies if any meeting is so held, or by written consent without a meeting as follows: (i) in favor of approval and adoption of this Agreement and the transactions contemplated hereby; (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of such Target Companies or such Shareholder under this Agreement; (iii) against any action or agreement (other than this Agreement or the transactions contemplated by this Agreement or the termination of this Agreement in accordance with its terms), that would, directly or indirectly, impede, interfere with, delay, postpone or attempt to discourage the Merger, including, without limitation: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving such Target Companies; (B) a sale or transfer of a material amount of Assets of such Target Companies, or a reorganization, recapitalization or liquidation of such Target Companies; (C) any change in the management or board of directors of such Target Companies or any Competing Transaction, except as otherwise agreed to in writing by Parent; (D) any material change in the present capitalization or dividend policy of such Target Companies; or (E) any other material change in such Target Companies' corporate structure or business.

     SECTION 2.02A. GRANT OF PROXY. Each Shareholder hereby irrevocably appoints each of the Chief Executive Officer, President and Chief Financial Officer of Parent, each with full power of substitution (each such individual0 and his substitutes being referred to herein as the "PROXY"), as attorneys and proxies to vote all shares of each of the Target Companies' Common Stock on all matters referred to in Section 2.01A as to which such Shareholder is entitled to vote at a meeting of the shareholders of such Target Company or to which he is entitled to express consent or dissent to corporate action in writing without a meeting, in the Proxy's absolute, sole and binding discretion. Each Shareholder agrees to refrain from taking any action contrary to or in any manner inconsistent with the terms of this Article IIA. Each Shareholder agrees that this grant of proxy is irrevocable and coupled with an interest and agrees that a person designated as Proxy pursuant hereto may, at any time, name any other person as his substituted Proxy to act pursuant hereto, either as to a specific matter or as to all matters. Each Shareholder hereby revokes any proxy previously granted by him or her with respect to voting his or her shares of the Target Companies' Common Stock. In discharging its powers under this Agreement, the Proxy may rely upon advice of counsel to Parent, and any vote made or action taken by the Proxy in reliance upon such advice of counsel shall be deemed to have been made in good faith by the Proxy. This grant of proxy shall terminate upon the termination of this Agreement pursuant to Article VIII hereof.

                                     ARTICLE III



THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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

                                                CONFIDENTIAL TREATMENT REQUESTED

                      REPRESENTATIONS AND WARRANTIES CONCERNING

                                 THE TARGET COMPANIES

     Except as set forth in the Schedule of Exceptions attached hereto as
EXHIBIT III, each of the Target Companies and the Shareholders hereby represents and warrants, jointly and severally, to Parent and Parent Sub as follows ***:

     SECTION 3.01 ORGANIZATION AND QUALIFICATION. Each Target Company is a corporation duly organized, validly existing and in good standing under the Laws of Indiana, has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary * * *. No Target Company directly or indirectly, owns or has an economic interest in any Subsidiary or other Person.

     SECTION 3.02        CERTIFICATE OF INCORPORATION AND BY-LAWS.  SCHEDULE
3.02 contains (i) a list of the officers and directors of each Target Company and (ii) complete and correct copies of the Certificate of Incorporation and By-Laws or equivalent organizational documents, in each case as amended or restated, of such Target Company. No Target Company is in violation of any of the provisions of its Certificate of Incorporation or By-Laws or equivalent organizational documents, in each case as amended or restated.

     SECTION 3.03        CAPITALIZATION.

          (a) The authorized capital stock of each of RHI, HTR, URG, ISS and GIC consists of One Million (1,000,000), One Thousand (1,000), One Thousand (1,000), One Thousand (1,000) and One Thousand (1,000) shares of Common Stock, respectively. As of the date of this Agreement, (i) Two Hundred Two Thousand Seven Hundred Eighty (202,780), One Hundred (100), One Hundred (100), One Hundred (100) and One Hundred (100) shares of common stock of RHI, HTR, URG, ISS and GIC, respectively, were issued and outstanding, in each case all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, such Target Company's Certificate of Incorporation or By-Laws or any agreement to which such Target Company is a party or bound, (ii) no shares of the Target Companies' Common Stock were held in treasury of any Target Company, except as set forth on
Schedule 3.03, and (iii) SCHEDULE 3.03(a) sets forth the name and address of each holder of the Target Companies' Common Stock and the number of shares of Common Stock held by such holder. There are no bonds, debentures, notes or other indebtedness, issued or outstanding, having the right to vote on any matters on which the Shareholders may vote. There are no options, warrants, calls or other rights (including registration rights), agreements, arrangements or commitments of any character, presently outstanding, which (x) obligate any Target Company to issue, deliver or sell shares of its capital stock or debt securities, (y) obligate any Target Company to grant, extend or enter into any



THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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

                                                CONFIDENTIAL TREATMENT REQUESTED

such option, warrant, call or other such right, agreement, arrangement or commitment, or (z) obligate any Target Company to repurchase, redeem or otherwise acquire any shares of such Target Company's Common Stock.

          (b)  [Reserved]

     SECTION 3.04 AUTHORITY. Each Target Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action (including, with respect to the Merger, the approval and adoption of this Agreement by the Shareholders who collectively hold one hundred percent (100%) of the outstanding shares of each Target Company's Common Stock) and no other corporate proceeding on the part of any Target Company is necessary to authorize the execution, delivery and performance of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Target Company and, assuming the due authorization, execution and delivery thereof by the Shareholders, Parent and Parent Sub, constitutes a legal, valid and binding obligation of such Target Company enforceable in accordance with its terms * * *.

     SECTION 3.05        NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

          (a) Except as set forth in SCHEDULE 3.05, the execution and delivery of this Agreement by each Target Company does not, and the performance of this Agreement by such Target Company will not (i) conflict with or violate the Certificate of Incorporation or By-Laws or the equivalent organizational documents, in each case as amended or restated, of such Target Company, (ii) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "LAWS") in effect as of the date of this Agreement and applicable to such Target Company or by which any of their respective properties is bound or subject to, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of an Encumbrance on, any of the properties or Assets of such Target Company pursuant to, any note, bond, mortgage, indenture, Contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Target Company is a party or by which such Target Company or any of its properties is bound or subject.

          (b) The execution and delivery of this Agreement by each Target Company does not, and the performance of this Agreement by such Target Company will not, require such Target Company to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign ("GOVERNMENTAL ENTITIES") based on Laws and other requirements of Governmental Entities in effect as of the date



THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED

of this Agreement, except * * * for applicable requirements, if any, of * * * the state securities or blue sky laws ("BLUE SKY LAWS"), the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the filing and recordation of appropriate merger documents as required by Delaware Law and Indiana Law * * *.

     SECTION 3.06 PERMITS; COMPLIANCE. Each Target Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "TARGET COMPANY PERMITS"), * * * and there is no action, proceeding or investigation pending or * * * threatened regarding suspension or cancellation of any of the Target Company Permits. No Target Company is in conflict with, or in default or violation of (a) any Law applicable to such Target Company or which any of its properties is bound by or subject to or (b) any of the Target Company Permits * * *. Since December 31, 1996, no Target Company has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws.

     SECTION 3.07 FINANCIAL STATEMENTS. SCHEDULE 3.07 contains true, correct and complete copies of (i) the unaudited Balance Sheets of the Target Companies as of December 31, 1997 (collectively, the "BALANCE SHEETS"), and the related unaudited Statements of Operations, Statements of Cash Flows and Statements of Shareholders Equity for the fiscal year then ended, and the notes and schedules thereto (collectively, the "FINANCIAL STATEMENTS"), and (ii) the unaudited balance sheets of the Target Companies as of May 31, 1998 (collectively, the "INTERIM BALANCE SHEETS"), and the related unaudited Statements of Operations, Statements of Cash Flows, and Statements of Shareholders Equity of the Target Companies for the five months ended May 31, 1998, excluding any adjustments (which will not individually or in the aggregate have a Target Company Material Adverse Effect) and notes (that, if presented, would not differ materially from those included in the Balance Sheets), which would be included in a year-end financial statement (collectively, the "INTERIM FINANCIAL STATEMENTS"). The Financial Statements and the Interim Financial Statements have been prepared from books and records of the Target Companies in accordance with GAAP applied on a basis consistent with preceding years and throughout the periods involved (except as otherwise noted therein). The Financial Statements and the Interim Financial Statements fairly present the financial condition, results of operations and changes in cash flows of the Target Companies, taken as a whole, as at the dates thereof and for the periods indicated in the statements of earnings, operations and cash flows, except, in the case of the Interim Financial Statements, for the absence of notes thereto and subject to normal year-end audit adjustments. No financial statement of any Person is required by GAAP to be included in the Financial Statements.

     SECTION 3.08        NO UNDISCLOSED LIABILITIES.  Except as set forth on
SCHEDULE 3.08, there are no liabilities or other obligations of any Target Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise ("LIABILITIES"), and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such Liabilities, other than (i) Liabilities fully reflected or reserved against on the face of the



THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                                                CONFIDENTIAL TREATMENT REQUESTED

Interim Balance Sheets, (ii) Liabilities incurred in the Ordinary Course of Business since March 31, 1998 through the Effective Time, and (iii) Liabilities under this Agreement and fees and expenses related hereto.

     SECTION 3.09 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since * * *, there has not been any material adverse change in the business, financial condition, operations, results of operations or future prospects of any Target Company. Without limiting the generality of the foregoing, since that date and except as otherwise disclosed in SCHEDULE 3.09:

          (a) no Target Company has sold, leased, transferred, or assigned any of its Assets, tangible or intangible, other than sales to its customers for fair consideration in the Ordinary Course of Business or other than as fully reflected on the face of the Interim Balance Sheets;

          (b) no Target Company has entered into any agreement, Contract, lease or license (or series of related agreements, Contracts, leases and licenses) outside the Ordinary Course of Business;

          (c) there is no fact, condition or event relating to (i) the potential loss of the benefit of, or any * * * change in, any relationship with any customers, clients, suppliers, key employees or insurers, or (ii) price increases for parts, raw materials, supplies, services or equipment purchased from present suppliers or vendors which is, with the lapse of time or the occurrence of such event or condition, reasonably likely to have a Target Company Material Adverse Effect;

          (d) no party (including any Target Company) has accelerated, terminated, modified or canceled any agreement, Contract, lease or license (or series of related agreements, Contracts, leases and licenses) to which any Target Company is a party or by which any of them is bound;

          (e) no Target Company has imposed any Security Interest upon any of its Assets, tangible or intangible;

          (f) no Target Company has made any capital expenditure (or series of related capital expenditures) either involving more than * * * or outside the Ordinary Course of Business;

          (g) no Target Company has made any capital investment in, any loan to, or any acquisition of the securities or Assets of, any other Person (or series of related capital investments, loans, and acquisitions);

          (h) no Target Company has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;



THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                                                CONFIDENTIAL TREATMENT REQUESTED

          (i) no Target Company has delayed or postponed the payment of accounts payable or other Liabilities * * *;

          (j) no Target Company has canceled, compromised, waived or released any right or claim (or series of related rights and claims) * * *;

          (k) no Target Company has granted any license or sublicense of any rights under or with respect to any Intellectual Property * * *;

          (l) there has been no change made or authorized in the Certificate of Incorporation or By-Laws or equivalent organizational documents, in each case as amended or restated, of any Target Company;

          (m) no Target Company has issued, sold or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

          (n) no Target Company has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

          (o) no Target Company has experienced any * * * damage, destruction or Loss (whether or not covered by insurance) to its property;

          (p) no Target Company has made any loan to, or entered into any other transaction with, any of its directors, officers or employees;

          (q) no Target Company has entered into any employment Contract or collective bargaining agreement, written or oral, or modified the terms of any such Contract or agreement existing as of the date hereof;

          (r) no Target Company has granted any increase in the base compensation of any of its directors, officers or employees;

          (s) no Target Company has adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other plan, Contract or commitment for the benefit of any of its directors, officers and employees (or taken any such action with respect to any other Employee Benefit Plan);

          (t) no Target Company has made any other change in employment terms for any of its directors, officers or employees outside the Ordinary Course of Business;



THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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

                                                CONFIDENTIAL TREATMENT REQUESTED

          (u) no Target Company (i) has made any charitable or other capital contribution * * * or (ii) has pledged to make any charitable or other capital contribution;

          (v) there has not been any other occurrence, event, incident, action, failure to act or transaction outside the Ordinary Course of Business involving any Target Company * * *; and

          (w)  no Target Company has committed to any of the foregoing.

     SECTION 3.10        ABSENCE OF LITIGATION.  Except as set forth on
SCHEDULE 3.10, (a) there is no claim, action, suit, litigation, proceeding, arbitration or investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or * * * threatened against such Target Company or any properties or rights of such Target Company, and (b) no Target Company is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with or continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator. In respect of the matters relating to or arising in connection with the actions set forth in SCHEDULE 3.10, there is no fact, event, condition, circumstance or other matter which either has, or is reasonably likely to have resulted in, an event or determination having a Target Company Material Adverse Effect. The Target Companies have delivered to Parent copies of all pleadings, correspondence and other documents relating to each matter disclosed in SCHEDULE 3.10.

     SECTION 3.11 VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of each Target Company's Common Stock is the only vote of the holders of any class or series of such Target Company's capital stock necessary to approve the Merger.

     SECTION 3.12 BROKERS. No Target Company has any Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement or for which Parent or Parent Sub could become liable or obligated.

     SECTION 3.13 COMPANY ACTION. The Board of Directors of each Target Company (at a meeting duly called and held in compliance with Indiana Law or by written consent) has (a) determined that the Merger is in the best interests of such Target Company and fair to its Shareholders, and (b) approved the Merger in accordance with the provisions of Indiana Law, and (c) recommended the approval of this Agreement and the Merger by the holders of Target Company's Common Stock.

     SECTION 3.14        TAX MATTERS; "POOLING OF INTERESTS".

          (a) No Target Company or its Affiliates has taken or agreed to take any action that would prevent the Merger from constituting (i) a "reorganization" under Section 368(a)(1)(A) of the Code, by application of
Section 368(a)(2)(D) of the Code, or (ii) a "pooling of interests" in accordance with GAAP and applicable SEC rules, including, without limitation, the sale of any



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WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                                                CONFIDENTIAL TREATMENT REQUESTED

shares of such Target Company's Common Stock or Parent Common Stock during the period commencing on the date which is thirty (30) days prior to the Effective Time and ending on the Financial Result Date. Each Target Company has timely filed or will timely file all Tax Returns that it was or is required to file prior to the Effective Time. All such Tax Returns were correct and complete * *
* when filed. All Taxes owed by each Target Company (whether or not shown on any Tax Return) have been paid or accrued for on the Interim Balance Sheets. No Target Company is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any Target Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the Assets of the Target Companies that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) Each Target Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

          (c) There is no dispute or claim concerning any Tax Liability of any Target Company claimed or raised by any Governmental Entity. SCHEDULE 3.14(c) lists all federal, state, local and foreign income Tax Returns filed with respect to each Target Company for taxable periods ended on or after December 31, 1994, and indicates those Tax Returns that have been audited and those Tax Returns that currently are the subject of audit by any Governmental Entity. The Target Companies have delivered to Parent correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by each Target Company for taxable periods ended on or after December 31, 1994.

          (d) No Target Company has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) No Target Company has made any payments, or is obligated to make any payments, and no Target Company is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code.

          (f) SCHEDULE 3.14(f) sets forth the following information with respect to each Target Company, as of the most recent practicable date: (i) the tax basis of such Target Company in its Assets; (ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to such Target Company; and (iii) the amount of any intercompany items or any deferred gain or loss allocable to such Target Company with respect to any intercompany transaction.

          (g) The unpaid Taxes of each Target Company (i) do not exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Interim Balance Sheet for such Target



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                                               CONFIDENTIAL TREATNMENT REQUESTED

Company (rather than in any notes thereto) and (ii) will not exceed that reserve as adjusted for the passage of time through the Effective Time in accordance with the past custom and practice of such Target Company in filing their Tax Returns.

     SECTION 3.15 REAL PROPERTY. No Target Company owns or leases any real property.

     SECTION 3.16        INTELLECTUAL PROPERTY.

          (a) Each Target Company owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary for the operation of such Target Company's business as presently conducted.
Each item of Intellectual Property owned or used by each Target Company is owned or available for use by such Target Company on identical terms and conditions immediately subsequent to the Effective Time. Each Target Company has taken all reasonably necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

          (b) * * * such Target Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Shareholders and none of the directors and officers (and employees with responsibility for Intellectual Property matters) of such Target Company has ever received any oral or written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that such Target Company must license or refrain from using any Intellectual Property rights of any third party). * * * no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of such Target Company.

          (c) SCHEDULE 3.16(c) identifies each patent or trademark and copyright registration which has been issued to each Target Company or any Affiliate with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which such Target Company or any Affiliate has made with respect to any of its Intellectual Property, and identifies each license, sublicense, agreement, or other permission which such Target Company or any Affiliate has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Each Target Company has delivered to Parent correct and complete copies of all such patents, registrations, applications, licenses, sublicenses, agreements and permissions (as amended to date). SCHEDULE 3.16(c) also identifies each trade name or unregistered trademark used by each Target Company or any Affiliate in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in SCHEDULE 3.16(c):

               (i) such Target Company possesses all right, title, and interest in and to the item, free and clear of any Security Interest;



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WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                                                CONFIDENTIAL TREATMENT REQUESTED

               (ii) such item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

               (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or * * * threatened which challenges the legality, validity, enforceability, use or ownership of such item; and

               (iv) no Target Company has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to such item.

          (d) SCHEDULE 3.16(d) identifies each item of Intellectual Property that any third party owns and that each Target Company or any Affiliate uses pursuant to any license, sublicense, agreement or permission, other than shrink-wrap licenses for personal computer software. Each Target Company has delivered to Parent correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in SCHEDULE 3.16(d):

               (i) the license, sublicense, agreement or permission covering such item is legal, valid, binding, enforceable and in full force and effect;

               (ii) the license, sublicense, agreement or permission will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Effective Time;

               (iii) no party to the license, sublicense, agreement, or permission is in * * * breach or default, and no event has occurred which with notice or lapse of time would constitute a * * * breach or default or permit termination, modification or acceleration thereunder;

               (iv) no party to the license, sublicense, agreement or permission has repudiated any provision thereof;

               (v) with respect to each sublicense, the representations and warranties set forth in items (i) through (iv) above are true and correct with respect to the underlying license;

               (vi) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

               (vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or * * * threatened which challenges the legality, validity or enforceability of the underlying item of Intellectual Property; and



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                                                CONFIDENTIAL TREATMENT REQUESTED

               (viii) no Target Company has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (e)  [Reserved]

     SECTION 3.17 TANGIBLE ASSETS. Except as set forth on SCHEDULE 3.17, each Target Company owns and has good and marketable title to the tangible property and Assets as reflected in such Target Company's books and records and/or on its Interim Balance Sheet * * *. Each tangible Asset is free from *** practice and is in good operating condition and repair (subject to normal wear and tear).

     SECTION 3.18 CUSTOMERS. SCHEDULE 3.18 lists each current client of each Target Company and the accounts receivable amount for such client as of June 22, 1998.

     SECTION 3.19 CONTRACTS. SCHEDULE 3.19 lists the following Contracts and other agreements to which each Target Company is a party as of the date hereof:

          (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of * * * or a term of more than one (1) year;

          (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property, which involves consideration in excess of * * * ;

          (c)  any partnership or joint venture agreement;

          (d) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of * * * or under which it has imposed a Security Interest on any of its Assets, tangible or intangible;

          (e)  any agreement concerning confidentiality or noncompetition;

          (f) any agreement with any of the Shareholders and their respective Affiliates;

          (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance or other * * * plan or arrangement (including any Employee Benefit Plan) for the benefit of its current or former directors, officers and employees;

          (h)  any collective bargaining agreement;



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                                                CONFIDENTIAL TREATMENT REQUESTED

          (i) any agreement for the employment of any individual on a full-time, part-time, consulting or other basis providing annual compensation in excess of * * * or providing severance benefits;

          (j) any agreement under which the consequences of a default or termination could have a Target Company Material Adverse Effect; or

          (k) any other agreement (or group of related agreements) the performance of which involves consideration in excess of * * *.

     The Target Companies have delivered to Parent a correct and complete copy of each written agreement listed in SCHEDULE 3.19 and a written summary setting forth the * * * terms and conditions of each oral agreement referred to in
SCHEDULE 3.19. With respect to each such agreement, and except as otherwise disclosed in SCHEDULE 3.19: (i) such agreement is legal, valid, binding, enforceable and in full force and effect * * *; (ii) such agreement will continue to be legal, valid, binding, enforceable and in full force and effect
* * * respects following the consummation of the transactions contemplated hereby; (iii) * * * no party is in * * * breach or default, and no event has occurred which with notice or lapse of time would constitute a *** breach or default, or permit termination, modification of any * * * term or condition or acceleration, under such agreement; and (vi) * * * no party has repudiated any provision of such agreement.

     SECTION 3.20        NOTES AND ACCOUNTS RECEIVABLE.  Except as set forth on
SCHEDULE 3.20, all notes and accounts receivable of each Target Company are reflected properly on its books and records and are valid receivables subject to no setoffs or counterclaims, are current and collectible and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Interim Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Effective Time in accordance with the past custom and practice of such Target Company.

     SECTION 3.21 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of any Target Company.

     SECTION 3.22 INSURANCE. SCHEDULE 3.22 sets forth a list of each current insurance policy (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which any Target Company has been a party, a named insured, or otherwise the beneficiary of coverage and either a copy of such insurance policy or a summary of the terms of such policy. With respect to each such insurance policy: (i) such policy is legal, valid, binding, enforceable and in full force and effect
* * *; (ii) such policy will continue to be legal, valid, binding, enforceable and in full force and effect * * * following the consummation of the transactions contemplated hereby; (iii) * * * neither such Target Company nor any other party to the policy is in * * * breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would



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constitute such a * * * breach or default, or permit termination, modification, or acceleration, under such policy; and (iv) * * * no party to the policy has repudiated any provision thereof. Each Target Company has been covered during the past three (3) years (or such shorter period during which it was in existence) by insurance in scope and amount customary and reasonable for the business in which it has engaged during the aforementioned period. SCHEDULE
3.22 also describes any self-insurance arrangements affecting each Target
Company.

     SECTION 3.23 EMPLOYEES. The Target Companies have delivered to Parent a true and complete list of all employees of each Target Company, their respective positions, locations, salaries or hourly wages and severance arrangements, each as of the date hereof. * * * no executive, key employee or group of employees has any plans to terminate employment with any Target Company. Each employee of each Target Company is employed on an "at will" basis and has no right to any * * * compensation following termination of employment. Each employee of each Target Company has executed a proprietary information and inventions agreement in the form provided to counsel to Parent. No Target Company is a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. * * * such Target Company has not committed any unfair labor practice and there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of such Target Company.

     SECTION 3.24        EMPLOYEE BENEFITS.

          (a) Except as set forth on SCHEDULE 3.24, with respect to all employees, former employees, directors and independent contractors of each Target Company and their dependents and beneficiaries, neither such Target Company nor any ERISA Affiliate presently maintains, contributes to or has any Liability under or with respect to any Employee Benefit Plan. The plans, programs and arrangements set forth on SCHEDULE 3.24 are herein referred to as the "TARGET COMPANY EMPLOYEE BENEFIT PLANS." Each Target Company Employee Benefit Plan (and each related trust, insurance Contract or other funding arrangement) complies in form and in operation * * * with the applicable requirements of ERISA, the Code, other applicable Laws and governing documents and agreements. With respect to each Target Company Employee Benefit Plan, there has been no act or omission by any Target Company or any ERISA Affiliate that would impair the right or ability of any Target Company or ERISA Affiliate to unilaterally amend in whole or part or terminate such Target Company Employee Benefit Plan at any time, subject to the terms of any insurance Contract or other contractual arrangements with third parties, and the Target Companies have delivered to Parent true and complete copies of: (i) the plan documents, including any related trust agreements, insurance Contracts or other funding arrangements and all amendments thereto, or a written summary of the terms and conditions of the plan if there is no written plan document; (ii) the most recent IRS Form 5500; (iii) the most recent financial statement and, if applicable, actuarial valuation; (iv) all correspondence with the Internal Revenue Service, the Department of Labor and other Governmental Entities with respect to the past three (3) plan years other than IRS Form 5500



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WITH THE SECURITIES AND EXCHANGE COMMISSION.

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filings; and (v) the most recent summary plan description with a summary of material modifications to such plan.

          (b) No Target Company and none of its directors, officers or employees has any Liability with respect to any Target Company Employee Benefit Plan for failure to comply with ERISA, the Code, any other applicable Laws or any governing documents or agreements.

          (c) No Target Company Employee Benefit Plan is an Employee Pension Benefit Plan, and no Target Company Employee Benefit Plan has any unfunded Liability. With respect to the Target Company Employee Benefit Plans, all applicable contributions and premium payments for all periods ending prior to the Effective Time (including periods from the first day of the then current plan year to the Effective Time) shall be made prior to the Effective Time in accordance with past practice or as expressly agreed to in advance by Parent.

          (d) No Target Company nor any ERISA Affiliate maintains, maintained, contributes to, or has any Liability (including, but not limited to, current or potential withdrawal Liability) with respect to any Multiemployer Plan or Employee Pension Benefit Plan.

          (e) With respect to all employees and former employees of each Target Company, neither such Target Company nor any ERISA Affiliate presently maintains, contributes to or has any Liability under any funded or unfunded medical, health or life insurance plan or arrangement for present or future retirees or present or future terminated employees except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or state continuation coverage Laws. There has been no act or acts or failure or failures to act which would result in a disallowance of a deduction or the imposition of a Tax pursuant to Section 4980B, or any predecessor provision, of the Code or any related regulations. No event has occurred with respect to which any Target Company or Affiliate could be liable for a Tax imposed by any of Sections 4972, 4976, 4977, 4979 or 4980 of the Code, or for a civil penalty under Section 502(c) of ERISA.

          (f) There is no pending, or * * * threatened legal action, proceeding, audit, examination or investigation against or involving any Target Company Employee Benefit Plan maintained by such Target Company or any ERISA Affiliate (other than routine claims for benefits). * * * there is no Basis for, and there are no facts which could give rise to, any such condition, legal action, proceeding or investigation. Any bonding required with respect to any Target Company Employee Benefit Plans in accordance with applicable provisions of ERISA has been obtained and is in full force and effect.

     SECTION 3.25 GUARANTIES. No Target Company is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.



THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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     SECTION 3.26   ENVIRONMENT, HEALTH AND SAFETY.

          (a) Except as set forth on SCHEDULE 3.26 * * * such Target Company has complied * * * with all Environmental, Health and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, each Target Company has obtained and been in compliance * * * with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and have complied * * * with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health and Safety Laws.

          (b) Except as set forth on SCHEDULE 3.26 * * * such Target Company has no Liability (and such Target Company has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against such Target Company giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health and Safety Law.

          (c) * * * all properties owned or leased and equipment used in the business of such Target Company, and its predecessors and Affiliates, have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-transdichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

     SECTION 3.27 CERTAIN BUSINESS RELATIONSHIPS WITH THE TARGET COMPANIES. Except as described in SCHEDULE 3.27, none of the Shareholders and their Affiliates has been involved in any business arrangement or relationship with any Target Company (other than in an employment or consulting capacity) within the past twelve (12) months, and none of the Shareholders and their Affiliates owns any Asset, tangible or intangible, which is used in the business of any Target Company.

     SECTION 3.28        [RESERVED]

     SECTION 3.29 PRODUCT AND SERVICE WARRANTIES. Each product manufactured, sold, leased or delivered, and each service performed, by each Target Company has been in conformity with all applicable contractual commitments and all express and implied warranties, and such Target Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any Liability) for the replacement or repair of any product, the substandard performance of any service, or other damages in connection with the products sold or services performed by such Target Company, subject only to the reserve for product and service warranty claims set forth on the face



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of the Interim Balance Sheets (rather than in any notes thereto) as adjusted for the passage of time through the Effective Time in accordance with the past custom and practice of such Target Company. No product manufactured, sold, leased or delivered, or service performed, by any Target Company is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale, lease or performance. SCHEDULE 3.29 includes copies of the standard terms and conditions of sale, lease or performance for each Target Company (containing applicable guaranty, warranty and indemnity provisions).

     SECTION 3.30 PRODUCT AND SERVICE LIABILITY. * * * (i) such Target Company has no Liability and (ii) there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any Liability arising out of any injury or damages (whether actual or alleged) to any Person or its property or its business operations or prospects as a result of the ownership, possession or use of any product sold, leased or delivered or any service performed by such Target Company.

     SECTION 3.31 CUSTOMER/SUPPLIER RELATIONSHIPS. Each Target Company enjoys good commercial relationships with its customers and suppliers. Since
* * * no Target Company has received any communication from any of their customers or suppliers expressing significant dissatisfaction with its commercial relationship with such Target Company.

     SECTION 3.32        CERTAIN BUSINESS PRACTICES.  No Target Company, nor
* * * any director, officer, shareholder, agent or employee of such Target Company has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

     SECTION 3.33 DISCLOSURE. No representation or warranty made by any Target Company and/or the Shareholders, nor any document, written information, statement, financial statement, certificate, schedule or exhibit prepared and furnished or to be prepared and furnished by each Target Company, or its representatives pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a * * * fact, or omits or will omit to state a * * * fact necessary to make the statements of facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

     SECTION 3.34        LIMITATION ON REPRESENTATIONS AND WARRANTIES.

          * * *     No Target Company or Shareholder makes any representation or warranty to Parent regarding the probable success or profitability of the Surviving Corporation.



THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                                     ARTICLE IIIA

                  REPRESENTATIONS AND WARRANTIES OF EACH SHAREHOLDER

     Each Shareholder hereby represents and warrants to Parent and Parent Sub as follows ***:

     SECTION 3.01A. AUTHORIZATION OF TRANSACTION. Such Shareholder has full power and authority to execute and deliver this Agreement and the Consent and to perform its obligations hereunder and thereunder. This Agreement constitutes the valid and legally binding obligation of such Shareholder, enforceable in accordance with its terms and conditions * * *. Such
Shareholder is a natural person, is over 21 years of age and has not had a legal representative appointed by a court of law or otherwise act in his or her behalf or with respect to any of his or her property. Such Shareholder need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Entity in order to consummate the transactions contemplated by this Agreement.

     SECTION 3.02A. NONCONTRAVENTION. Neither the execution and the delivery of this Agreement and the Consent, nor the consummation of the transactions contemplated hereby and thereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, Governmental Entity, or court to which such Shareholder is subject or (b) conflict with, result in a * * * breach of, constitute a * * * default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, Contract, lease, license, instrument or other arrangement to which such Shareholder is a party, by which it is bound or to which any of its Assets is subject.

     SECTION 3.03A. BROKERS. Such Shareholder has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement or for which Parent or Parent Sub could become liable or obligated.

     SECTION 3.04A. COMPANY SHARES. Such Shareholder holds of record and owns beneficially the number of shares of the Target Companies' Common Stock set forth next to his name on the signature page hereto, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws and the restrictions in that certain Shareholders' Agreement (as defined herein) which are to be terminated pursuant to Section 6.08), Encumbrances, Security Interests, options, warrants, purchase rights, Contracts, commitments and/or equities. Except for the Shareholders' Agreement, such Shareholder is not a party to any option, warrant, purchase right or other Contract or commitment that could require such Shareholder to sell, transfer or otherwise dispose of any capital stock of the Target Companies (other than this Agreement). Such Shareholder is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of any Target Company (other than this Agreement).



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     SECTION 3.05A.      ACCREDITED INVESTOR.  Such Shareholder (a) is an
"accredited investor" as that term is defined in Regulation D of the Securities Act or (b) in the case of Jennifer Arthur, hereby designates D. Parker Hinshaw as her purchaser representative and, either alone or together with such purchaser representative, has sufficient knowledge and experience in financial and business matters that she is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and making an informed business decision. Such Shareholder represents and warrants that he or she has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Merger and this Agreement and to obtain any additional information that is necessary to verify the accuracy of the information furnished pursuant to Section 3.09A. In addition, such Shareholder acknowledges that Parent has informed him or her that Parent is pursuing potential acquisitions of other companies, some of which are larger than the Target Companies, and the consummation or success of such potential acquisitions cannot be assured.

     SECTION 3.06A. INVESTMENT INTENTION. Such Shareholder has no present intention to dispose of any shares of Parent Common Stock to be issued in the Merger.

     SECTION 3.07A. EMPLOYMENT. In the event that such Shareholder is entering into an employment agreement pursuant to Section 7.02(h), such Shareholder currently intends to remain in the employ of the Surviving Corporation (and/or Parent and its Subsidiaries) and has no * * * intention to seek other employment opportunities. Each of the Shareholders has no * * * intention to compete with the Surviving Corporation (and/or Parent and its Subsidiaries).

     SECTION 3.08A. LIMITATION ON REPRESENTATIONS AND WARRANTIES. The Shareholders make no representation or warranty to Parent regarding the probable success or profitability of the Surviving Corporation.

     SECTION 3.09A. DELIVERY OF INFORMATION. Each of the Shareholders has received a copy of the following documents relating to Parent: (i) the Annual Report on Form 10-KSB for the year ended December 31, 1997; (ii) the Quarterly Report on Form 10-Q for the quarter March 31, 1998; and (iii) the Current Reports on Form 8-K filed by Parent with the SEC on the following dates since December 31, 1997: April 2, 1998, April 14, 1998, May 8, 1998, May 19, 1998 and
June 19, 1998. Such Shareholder acknowledges that he has reviewed carefully the risk factors contained in the above referenced annual report.



THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                                      ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF PARENT AND PARENT SUB

     Parent and Parent Sub hereby represent and warrant, jointly and severally, to each Target Company and each Shareholder that:

     SECTION 4.01 ORGANIZATION AND QUALIFICATION. Each of Parent and Parent Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and Parent is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, except for such failures to be so qualified or licensed and in good standing as would not, individually or in the aggregate, have a Parent Material Adverse Effect.

     SECTION 4.02 CERTIFICATES OF INCORPORATION AND BY-LAWS. Neither Parent nor Parent Sub is in violation of any of the provisions of its Certificate of Incorporation or By-Laws, respectively, in each case as amended or restated.

     SECTION 4.03        PARENT COMMON STOCK; CAPITALIZATION.

          (a) The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Parent's Certificate of Incorporation or By-Laws or any agreement to which Parent is a party or is bound.

          (b) The authorized capital stock of Parent consists of Fifty Million (50,000,000) shares of Parent Common Stock and Five Million (5,000,000) shares of preferred stock, par value $.001 per share (the "PARENT PREFERRED STOCK").
As of June 25, 1998, (i) Fourteen Million Seven Hundred Twenty-Three Thousand Fifteen (14,723,015) shares of Parent Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable,
(ii) no shares of Parent Preferred Stock were outstanding, (iii) no shares of Parent Common Stock were held in treasury of Parent and (iv) Four Million (4,000,000) shares of Parent Common Stock were reserved for issuance pursuant to option and employee benefit plans and in connection with the exercise of outstanding warrants.

          (c) The authorized capital stock of Parent Sub consists of one thousand (1,000) shares of Parent Sub Common Stock, of which one hundred (100) shares are issued and outstanding and held by Parent.



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     SECTION 4.04        AUTHORITY.  Each of Parent and Parent Sub has all
requisite corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceeding on the part of Parent or Parent Sub is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. No vote of Parent's stockholders is needed to approve the Merger. This Agreement has been duly executed and delivered by Parent and Parent Sub and, assuming the due authorization, execution and delivery thereof by the Shareholders and each Target Company, constitutes a legal, valid and binding obligation of each of Parent and Parent Sub enforceable in accordance with its terms.

     SECTION 4.05        REQUIRED FILINGS AND CONSENTS.

          (a) The execution and delivery of this Agreement by Parent and Parent Sub do not, and the performance of this Agreement by Parent and Parent Sub will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws, as amended or restated, of Parent or Parent Sub, (ii) conflict with or violate any Laws in effect as of the date of this Agreement applicable to Parent or Parent Sub or by which any of their respective properties is bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a Lien or Encumbrance on, any of the properties or Assets of Parent or Parent Sub pursuant to, any note, bond, mortgage, indenture, Contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Parent Sub is a party or by which Parent or Parent Sub or any of their respective properties is bound by or subject to, except for breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or Liens or Encumbrances that would not have a Parent Material Adverse Effect.

          (b) The execution and delivery of this Agreement by Parent and Parent Sub do not, and the performance of this Agreement by Parent and Parent Sub will not, require Parent or Parent Sub to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entities, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, * * *, the Nasdaq and the filing and recordation of appropriate merger documents as required by Delaware Law and Indiana Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, prevent Parent or Parent Sub from performing its obligations under this Agreement.

     SECTION 4.06        REPORTS; FINANCIAL STATEMENTS.



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                                                CONFIDENTIAL TREATMENT REQUESTED

          (a) Since February 12, 1997, Parent has timely filed all forms, reports, statements and other documents required to be filed with the SEC (collectively, the "PARENT SEC REPORTS"). The Parent SEC Reports, including all Parent SEC Reports filed after the date of this Agreement and prior to the Effective Time, were or will be prepared in all material respects in accordance with the requirements of applicable Law (including, the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports). As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports filed prior to, on or after the date of this Agreement (i) have been or will be prepared in accordance with, and complied or will comply as to form with, the published rules and regulations of the SEC and GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and (ii) fairly present or will fairly present the consolidated financial position of Parent and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and their cash flows for the periods indicated, except that any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments.

     SECTION 4.07 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as and to the extent disclosed in the Parent SEC Reports filed prior to the date of this Agreement or as contemplated in this Agreement or as otherwise disclosed in writing by Parent to the Shareholders prior to the Effective Time, since March 31, 1998, there has not been * * * any significant change by Parent in its accounting methods, principles or practices.

     SECTION 4.08        OWNERSHIP OF PARENT SUB; NO PRIOR ACTIVITIES.

          (a) Parent Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. All of the outstanding capital stock of Parent Sub is owned directly by Parent.

          (b) Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Parent Sub has not and will not have incurred, directly or indirectly, through any Subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities or any type or kind whatsoever or entered into any agreements or arrangements with any Person.

     SECTION 4.09 BROKERS. There is no broker, finder or investment banker which is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Parent



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                                                CONFIDENTIAL TREATMENT REQUESTED

Sub. Notwithstanding anything herein to the contrary, the Shareholders shall not be liable or obligated for any such brokerage, finder's or other fee or commission.

     SECTION 4.10        [RESERVED]

     SECTION 4.11        LIMITATION ON REPRESENTATIONS AND WARRANTIES.

          (a) Except as and to the extent expressly set forth in this Article IV, included on any schedule hereto or included in any writing delivered by Parent to the Target Companies concurrently herewith or subsequent hereto expressly pursuant to this Agreement, each of Parent and Parent Sub makes no other representation or warranty and disclaims all Liability and responsibility for any representation, warranty, statement or information (financial or otherwise) made or communicated (orally or in writing) to the Company or any of its shareholders, employees, agents, consultants or representatives.

          (b) Parent makes no representation or warranty to any Target Company or the Shareholders regarding the probable success or profitability of Parent. Without limiting the foregoing, Parent makes no representation or warranty to any Target Company or any of the Shareholders with respect to the revenues or profitability of Parent for the quarter ending June 30, 1998.


                                      ARTICLE V

                                      COVENANTS

     SECTION 5.01 AFFIRMATIVE COVENANTS OF TARGET COMPANIES. Each Target Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Parent, such Target Company will: (a) operate only in the Ordinary Course of Business; and (b) use its best efforts to (i) preserve and/or maintain, in all material respects and consistent with past custom and practice, its business and properties, including its present operations, physical facilities, working conditions and relationships with its present employees and Persons having significant business relations with it, including, without limitation, suppliers and customers, (ii) maintain and keep its properties and Assets in as good repair and condition as at present, ordinary wear and tear excepted, and (iii) keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

     SECTION 5.02 NEGATIVE COVENANTS OF THE TARGET COMPANIES. Except as expressly contemplated by this Agreement or as previously disclosed to Parent in writing on SCHEDULE 5.02, or otherwise consented to in writing by Parent, from the date of this Agreement until the Effective Time, each Target Company shall not, directly or indirectly through any Affiliate or otherwise (and



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the Shareholders shall not and shall not cause such Target Company to), and shall not permit any Affiliate to directly or indirectly, do any of the following:

          (a) (i) increase the compensation payable to, or to become payable to, any employee, director or executive officer; (ii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or employee; (iii) establish, adopt, enter into, amend, modify or terminate any Employee Benefit Plan or arrangement except as may be required by applicable Law; or (iv) hire any salaried person earning annual compensation, including salary, cash bonuses and commissions, in excess of
* * *;

          (b) declare or pay any dividend on or make any other distribution in respect of, outstanding shares of capital stock;

          (c) (i) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

          (d) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any Security Interests, Liens, claims, pledges, limitations in voting rights, charges or other Encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any other shares, or any rights, warrants or options to acquire, any such shares; and (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof;

          (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in, all or a portion of the Assets of, or by any other manner, any corporation, partnership, association or other business, organization or division thereof, or otherwise acquire or agree to acquire any Assets of any other Person (other than the purchase of Assets from suppliers or vendors in the Ordinary Course of Business) * * *;

          (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its * * * Assets;

          (g) initiate, solicit or encourage (including by way of furnishing information or assistance), respond to, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into discussions or negotiate with any person or entity in furtherance of such inquiries to obtain



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                                                CONFIDENTIAL TREATMENT REQUESTED

a Competing Transaction, or enter into an agreement with respect to any Competing Transaction or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of such Target Company or any investment banker, financial advisor, attorney, accountant or other representative retained by such Target Company to take any such action, and such Target Company shall promptly notify Parent of all relevant terms of any such inquiries and proposals received by such Target Company or by any such officer, director, employee, investment banker, financial advisor or attorney, and if such inquiry or proposal is in writing, such Target Company shall deliver or cause to be delivered to Parent a copy of such inquiry or proposal;

          (h) propose or adopt any amendments to its Certificate of Incorporation or its By-Laws;

          (i) (A) change any of its methods of accounting in effect as of * * * or (B) make or rescind any material election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed * * *), or change in any material respect any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of the federal income Tax Return for the taxable year ended December 31, 1997, except, in the case of clause (A) or clause (B), as may be required by Law or GAAP;

          (j)  enter into any Contract outside the Ordinary Course of Business;

          (k) create, or permit the creation of, any Lien upon any Assets outside the Ordinary Course of Business;

          (l) enter into any employment Contract or collective bargaining agreement, or modify the terms of any existing such Contract or agreement;

          (m) sell, lease, exchange, mortgage, pledge, transfer, assign or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer, assign or otherwise dispose of, any Assets with a Fair Market Value of
* * * or more, or Assets with an aggregate Fair Market Value of * * * or more, in each case tangible or intangible;

          (n) make any capital expenditures other than in the Ordinary Course of Business, or make any capital expenditures in the aggregate in excess of
* * * ;
          (o) amend or renew, or enter into any Contract involving operations outside of the United States;



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          (p)  take or agree to take any action that would or is reasonably likely to result in any representations and warranties of the Target Companies set forth in this Agreement being untrue or in any of the conditions to the Merger not being satisfied; or

          (q)  agree in writing or otherwise to do any of the foregoing.

     SECTION 5.03 NEGATIVE COVENANTS OF PARENT. Except as expressly contemplated by this Agreement or otherwise consented to in writing by each Target Company, from the date of this Agreement until the Effective Time, Parent will not do any of the following:

          (a) amend any of the terms or provisions of the Parent Common Stock which amendment would have a material adverse effect on the Shareholders;

          (b) knowingly take any action which would result in a failure to maintain the quotation of the Parent Common Stock on Nasdaq;

          (c) declare or pay any dividends or other distribution (whether in cash, stock or other property) on outstanding shares of capital stock;

          (d) take or agree to take any action that would or is reasonably likely to result in any of Parent's representations and warranties set forth in this Agreement being untrue in any material respect or in any of the conditions to the Merger not being satisfied in any material respect; or

          (e)  agree in writing or otherwise to do any of the foregoing.



THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
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     SECTION 5.04        ACCESS AND INFORMATION.  Each Target Company shall
provide Parent and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (collectively, the "PARENT REPRESENTATIVES"), with full access, upon reasonable prior notice, to all officers, employees and accountants of such Target Company and to its Assets, properties, Contracts, books, records and all such other information and data concerning the business and operations of such Target Company as Parent or any of the Parent Representatives reasonably may request in connection with such investigation. Such investigation will involve, among other things, Parent's review and confirmation of such Target Company's Financial Statements, the legal review of the Contracts and leases of the such Target Company, the review of the client lists of such Target Company and reference checks of such Target Company. Parent will provide the Shareholders with all information reasonably requested by them to enable them to evaluate the merits of the Merger.

     SECTION 5.50        ESCROW AGREEMENT.  At or before the Effective Time, D.
Parker Hinshaw and Larry Collins, as joint representatives and attorneys-in-fact for the Shareholders (the "SHAREHOLDERS' REPRESENTATIVES"), Parent, and a third party acceptable to Parent and the Shareholders' Representatives, as escrow agent, shall execute and deliver the escrow agreement, substantially in the form of EXHIBIT 5.05 hereof (the "ESCROW AGREEMENT"). Each Shareholder hereby authorizes and appoints the Shareholders' Representatives to serve as his or her joint attorneys-in-fact to execute the Escrow Agreement, and agrees to be bound by the provisions thereof.

     SECTION 5.06        * * *


                                      ARTICLE VI

                                ADDITIONAL AGREEMENTS

     SECTION 6.01        APPROPRIATE ACTION; CONSENTS; FILINGS.

          (a) Each Target Company, Parent and Parent Sub shall each use its best efforts to: (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement; (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent, Parent Sub or any Target Company in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Merger; (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) Delaware Law and Indiana Law (including holding a shareholders meeting and/or sending notice of merger and appraisal rights) and the federal securities laws and the rules and regulations thereunder, if any, and any other applicable federal or state securities laws, and (B) the HSR Act, and (C) any other applicable Law; provided that Parent, Parent Sub and the Target Companies shall


THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
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cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith. Each Target Company, Parent and Parent Sub shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement.

          (b)  (i)       Each Target Company, Parent and Parent Sub shall give,
and shall cause each of their respective Subsidiaries to give, any notices to third parties, and use, and cause each of their respective Subsidiaries to use, its best efforts to obtain any third party consents (A) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, (B) disclosed or required to be disclosed in the schedules contained herein, (C) otherwise required under any Contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated herein or (D) required to prevent a Target Company Material Adverse Effect from occurring prior to or after the Effective Time or a Parent Material Adverse Effect from occurring prior to or after the Effective Time.

               (ii) In the event that any party shall fail to obtain any third party consent described in subsection (b) (i) above, such party shall use its best efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon each Target Company, Parent, Parent Sub and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

     SECTION 6.02 TAX TREATMENT; POOLING OF INTERESTS; AFFILIATES. Each Target Company, Parent and Parent Sub shall use their best efforts, and shall cause their respective Subsidiaries and Affiliates to use their best efforts, to cause the Merger to qualify, and will not take any actions which would prevent the Merger from qualifying, as a "reorganization" under Section 368(a)(1)(A) of the Code, by application of Section 368(a)(2)(D) of the Code. Each Target Company, Parent and the Shareholders shall, and shall cause each of their respective Subsidiaries and Affiliates to, use their best efforts not to take any action (regardless of whether such action would otherwise be permitted or not prohibited hereunder) that would prevent Parent from accounting for the Merger as a "pooling of interests." Each Shareholder agrees and undertakes that from the date hereof until such time as financial results (including combined sales and net income) covering at least thirty (30) days of post-Merger operations have been published (the date on which such financial results are published shall be the "FINANCIAL RESULT DATE"), such Shareholder shall not sell or in any other way alter his risk relative to any shares of Parent Common Stock received in the Merger (within the meaning of the Codification of Financial Reporting Policies 201.01 (reprinted in 7 Fed. Sec. L. Rep. (CCH) 72,951)).
Each Shareholder understands that Parent will advise it when the Financial Result Date shall have occurred. Each Shareholder undertakes to inform each Target Company and Parent of any transactions involving Company Common Stock or Parent Common Stock that he or she may wish to consummate during any time prior to the Financial Result Date and will not consummate such transaction unless Parent shall consent thereto in writing.



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     SECTION 6.03        PUBLIC ANNOUNCEMENTS.

          (a) Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby will be issued, if at all, at such time and in such manner as Parent determines. Subject to Section 6.03(b) below and prior to the Effective Time, each of the Shareholders and Parent shall, and the Shareholders shall cause each Target Company to, keep this Agreement and the transactions contemplated hereby strictly confidential and shall not make any disclosure of this Agreement or the transactions contemplated hereby to any Person. The parties hereto shall consult with each other concerning the means by which each Target Company's employees, customers and suppliers and other Persons having dealings with such Target Company will be informed of the transactions contemplated hereby and Parent will have the right to be present for any such communication.

          (b) Each party hereto acknowledges that, as a publicly traded company, Parent has disclosure obligations under the federal securities laws and, depending on the facts and circumstances, may be required to announce the existence of this Agreement and/or the Merger prior to the Effective Time. If so required, Parent will first consult with each Target Company regarding the timing and contents of any such announcement. Each of the parties hereto further acknowledges that this Agreement and/or the Merger may constitute material, non-public information and agrees that it or he shall not, and shall cause its respective representatives or Affiliates to not, engage in or effect any transaction of Parent's securities until the Effective Time, subject to the additional restrictions imposed by the federal securities laws concerning the purchase or sale of securities.

     SECTION 6.04 OBLIGATIONS OF PARENT SUB. Parent shall take all action necessary to cause Parent Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

     SECTION 6.05 RESTRICTIVE LEGEND. Each of the Shareholders acknowledges and agrees that the certificates of Parent Common Stock issued to the Shareholders pursuant to the Merger shall bear a restrictive legend in substantially the following form and a stop-transfer order may be placed against their transfer:

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended.
          The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel that registration is not required under said Act or unless sold pursuant to Rule 144.



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     The legend set forth above shall be removed and Parent shall issue a certificate without such legend to the holder of the shares of Parent Common Stock upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) the such shares are included in an effective registration statement under the Securities Act covering the resale thereof, or
(b) such holder provides Parent with an opinion of legal counsel, in form, substance and scope reasonably acceptable to Parent and its legal counsel, to the effect that a public sale or transfer of such shares may be made without registration under the Securities Act and such shares are being sold or transferred in accordance with the method described therein, or (c) such holder provides Parent with reasonable assurances that such shares can be sold pursuant to Rule 144 under the Securities Act (or a successor rule thereto) without any restriction as to the number of shares acquired as of a particular date that can then be immediately sold. Each of the Shareholders agrees to sell all of the shares of Parent Common Stock acquired pursuant to the Merger, including those represented by a certificate(s) from which the legend has been removed, in compliance with the prospectus delivery requirements, if any, under applicable securities Laws.

     SECTION 6.06        * * *


     SECTION 6.07 DELIVERY OF SEC FILINGS. Parent shall promptly deliver to the Target Companies and to their counsel a copy of all filings of the Parent SEC Reports with the SEC, from the date hereof to the Effective Time, or any other document which Parent deems to be appropriate for provision to the Shareholders. Upon delivery of any such document by Parent to Target Company, such Target Company shall promptly deliver to each holder of capital stock of such Company a copy of such document, including all exhibits thereto, and an officer of such Company shall promptly provide to Parent an affidavit of delivery of such copies.

     SECTION 6.08 TERMINATION OF SHAREHOLDERS' AGREEMENT. In the event not previously terminated, each of the Shareholders (as applicable) and the Target Companies hereby agree to, and approve of the termination, effective as of immediately before the Effective Time, of: (a) that certain Buy-Sell Agreement, dated as of December 14, 1993, by and among RHI and the Shareholders named therein; (b) those certain Buy-Sell Agreements, dated as of January 7, 1998, by and among the Target Companies and the Shareholders named therein; and
(c) any buy-sell agreement, first refusal agreement or other agreement or arrangement similar to the foregoing agreements between and among such parties (any and all of the foregoing agreements, as so executed and amended from time to time, shall collectively be referred to herein as the "SHAREHOLDERS' AGREEMENTS").

     SECTION 6.09 BEST EFFORTS. The parties hereto shall use their best efforts to consummate the Merger and the other transactions contemplated hereby as soon as reasonably practicable after the date of this Agreement. The parties hereto agree to execute such amendments to this Agreement, the Escrow Agreement and any other document as may be necessary to enable the Merger to qualify for "pooling of interests" accounting treatment; provided that such amendments or documents do not adversely affect such party.



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                                     ARTICLE VII

                                  CLOSING CONDITIONS

     SECTION 7.01 CONDITIONS TO OBLIGATIONS OF EACH PARTY UNDER THIS AGREEMENT. The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable
Law:

          (a) NO ORDER. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (b) CONSENTS AND APPROVALS. All material consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all required Governmental Entities.

     SECTION 7.02 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT. The obligations of Parent to effect the Merger and the other transactions contemplated herein are also subject to the following conditions, each of which may be waived by Parent, in whole or in part, to the extent permitted by applicable Law:

          (a)  Representations and Warranties.

               (i) Notwithstanding any due diligence performed by Parent and the Parent Representatives, each of the representations and warranties of the Target Companies contained in Article III of this Agreement shall be true and correct when made and on and as of the Effective Time, as if made on and as of such date, except where failure to be so true and correct would not have a Company Material Adverse Effect, individually or in the aggregate, and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except where the failure to be so true and correct would not have a Company Material Adverse Effect. Parent shall have received a certificate of the President of each of the Target Companies to such effect in the form attached hereto as EXHIBIT 7.02(a)(i); and

               (ii) Notwithstanding any due diligence performed by Parent and the Parent Representatives, each of the representations and warranties of the Shareholders contained in Article IIIA of this Agreement shall be true and correct when made and on and as of the Effective



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Time, as if made on and as of such date, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date.

          (b) AGREEMENTS AND COVENANTS. Each Target Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Parent shall have received a certificate of the President or Chief Financial Officer of such Target Company to that effect.

          (c) "POOLING OF INTERESTS". The Merger shall qualify for "pooling of interests" accounting treatment and Parent shall have received a letter, dated as of the Effective Time, from Ernst & Young LLP regarding such firm's concurrence with Parent's conclusion as to the appropriateness of "pooling of interests" accounting treatment for the Merger under Accounting Principles Board Opinion No. 16 if the Merger is closed and consummated in accordance with this Agreement.

          (d) THIRD PARTY CONSENTS AND WAIVERS. Each Target Company shall have obtained consents and waivers, in form and substance reasonably satisfactory to Parent, in respect of the Contracts or agreements set forth on SCHEDULE 7.02(d).

          (e) COMPANY MATERIAL ADVERSE EFFECT. The Target Companies shall not have become subject to any action or event which resulted in or may likely result in a Company Material Adverse Effect.

          (f) LEGAL OPINION. Parent shall have received the legal opinion of Harrison & Moberly, covering the matters set forth on EXHIBIT 7.02(f) hereto.

          (g) AFFILIATE AGREEMENTS. Parent shall have received from each Affiliate of each Target Company and any other Person who may be deemed to have become an Affiliate of such Target Company (under Rule 145 under the Securities Act or otherwise under applicable SEC accounting releases with respect to "pooling of interests" accounting treatment) after the date of this Agreement and or prior to the Effective Time a signed Affiliate Agreement in the form of
EXHIBIT 7.02(g). Each such Affiliate agrees to execute and deliver similar Affiliate Agreements upon the reasonable request of Parent (or any of its Subsidiaries or Affiliates) in connection with future business transactions of Parent (or any of its Subsidiaries or Affiliates).

          (h) EMPLOYMENT AND CONSULTING AGREEMENTS. D. Parker Hinshaw shall execute the employment agreement in the form attached hereto as EXHIBITS 7.02(h)(i), and each of Darryl Bollinger, Carol R. Selvey, Daniel W. Murry and Charles G. Shelley, Jr. shall execute the employment agreement in the form attached hereto as EXHIBITS 7.02(h)(ii) (collectively, the "EMPLOYMENT AGREEMENTS"), and each of Larry Collins and Eileen M. Weldon shall execute the consulting agreement in the form attached hereto as EXHIBIT 7.02(h)(iii) (collectively, the "CONSULTING AGREEMENTS").

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
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          (i)  NONCOMPETITION AGREEMENTS.  Each of D. Parker Hinshaw, Darryl
Bollinger, Carol R. Selvey, Daniel W. Murry, Jennifer Arthur and Charles G. Shelley, Jr. shall execute the noncompetition agreement in the form attached hereto as EXHIBIT 7.02(i)(i), and each of Larry Collins and Eileen M. Weldon shall execute the noncompetition agreement in the form attached hereto as
EXHIBIT 7.02(i)(ii).

          (j) SPOUSAL CONSENTS. Parent shall have obtained from each of the spouses of the Shareholders, respectively, the executed consent, in the form attached hereto as EXHIBIT 7.2(j), in respect of the consummation of the Merger and the transactions contemplated by this Agreement.

          (k)  * * *

     SECTION 7.03        ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY.
The obligation of the Target Companies to effect the Merger and the other transactions contemplated in this Agreement is subject to the following conditions, each of which may be waived, in whole or in part, to the extent permitted by applicable Law, by the Target Companies:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Parent and Parent Sub contained in this Agreement shall be true and correct when made and on and as of the Effective Time as if made on and as of such date, except where the failure to be so true and correct would not have a Parent Material Adverse Effect, and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except where the failure to be so true and correct would not have a Parent Material Adverse Effect. The Target Companies shall have received a certificate of the President of Parent to such effect in the form attached hereto as EXHIBIT 7.03(a).

          (b) AGREEMENTS AND COVENANTS. Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. The Target Companies shall have received a certificate of the President of Parent to that effect.

          (c) PARENT MATERIAL ADVERSE EFFECT. Parent shall not have become subject to any action or event which resulted in or may likely result in a Parent Material Adverse Effect.

          (d) LEGAL OPINION. The Target Companies shall have received the legal opinion of Baker & McKenzie, covering the matters set forth on EXHIBIT 7.03(d).

          (e) AFFILIATE AGREEMENTS. Parent shall have received from each Affiliate of Parent and any other Person who may be deemed to have become an Affiliate of Parent (under Rule 145 under the Securities Act or otherwise under applicable SEC accounting releases with respect to



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"pooling of interests" accounting treatment) after the date of this Agreement and or prior to the Effective Time a signed Affiliate Agreement in the form of
EXHIBIT 7.03(e).

          (f) EMPLOYMENT AND CONSULTING AGREEMENTS. Parent Sub shall execute and deliver each of the Employment Agreements and the Consulting Agreements.

          (g)  * * *

                                     ARTICLE VIII

                  TERMINATION, AMENDMENT, WAIVER AND INDEMNIFICATION

     SECTION 8.01 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

          (a)  by mutual consent of Parent and the Target Companies;

          (b) by Parent, upon a material breach of any covenant or agreement on the part of any Target Company set forth in this Agreement;

          (c) by the Target Companies, upon a material breach of any covenant or agreement on the part of Parent or Parent Sub set forth in this Agreement;

          (d) by either Parent or any of the Target Companies, if there shall be any order of a Governmental Entity which is final and nonappealable preventing the consummation of the Merger;

          (e)  [reserved;]

          (f) by either Parent or the Target Companies, if the Merger shall not have been consummated before July 15, 1998 (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement);

          (g) by Parent, upon a material breach of a representation and warranty made by the Target Companies or the Shareholders which has resulted in a Target Company Material Adverse Effect, or which constitutes a material breach of any representation and warranty set forth in Article IIIA; or



THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
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WITH THE SECURITIES AND EXCHANGE COMMISSION.

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          (h)  by the Target Companies, upon a material breach of a
representation and warranty made by Parent which has resulted in a Parent Material Adverse Effect.

     SECTION 8.02 INVESTIGATION. Notwithstanding any of the foregoing, the right of any party hereto to terminate this Agreement pursuant to Section
8.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

     SECTION 8.03 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 8.04 WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party hereto, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party or parties hereto; (b) no waiver that may be given by a party hereto will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement. All rights and remedies existing under this Agreement are in addition to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 8.05        * * *

     SECTION 8.06        SHAREHOLDER INDEMNIFICATION, HOLD BACK AND ESCROW.

          (a) Each of the Shareholders jointly and severally shall indemnify and defend each of Parent and Parent Sub, and hold it harmless, from and against any and all losses, damages, Liabilities, claims, demands, judgments, settlements, costs and expenses of any nature whatsoever (including reasonable attorneys' fees) (collectively, "LOSS"), * * * resulting from or arising out of any: (i) breach of any representation or warranty or agreement of any Target Company or any Shareholder contained herein * * *; or (ii) Liability of any Target Company, whether or not addressed by a representation or warranty, which was created, incurred or arose from facts, events, conditions or circumstances existing on or before the Effective Time, to the extent that, but only to the extent that, such Liability was not reflected or reserved against on the face of the Interim Balance Sheets as adjusted for Liabilities incurred in the Ordinary Course of Business since May 31, 1998 (provided that the items listed on SCHEDULE 3.08 shall be deemed to be incurred in the Ordinary Course of Business) * * *. No claim for indemnification pursuant to this Section 8.06(a) may be



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made subsequent to the date which is * * * after the Effective Time or in respect of a Loss in respect of accounts receivable or for which Parent has otherwise been previously reimbursed by the Shareholders.

          (b)  (i)       If any third party shall notify Parent with respect to
any third party claim (a "THIRD PARTY CLAIM") that may give rise to a Loss, then Parent shall promptly notify the Shareholders' Representatives thereof in writing; PROVIDED, HOWEVER, that no delay on the part of Parent in notifying the Shareholders' Representatives shall relieve the Shareholders from any obligation hereunder unless (and then solely to the extent) such Shareholders thereby are prejudiced.

               (ii) The Shareholders will have the right to defend Parent against the Third Party Claim with counsel of their choice reasonably satisfactory to Parent, so long as: (A) the Shareholders so notify Parent in writing within thirty (30) days, acknowledging that such claim is in respect of a Loss described in Section 8.06(a); (B) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief; (C) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of Parent, likely to establish a precedential custom or practice materially adverse to the continuing business interests of Parent; and (D) the Shareholders conduct the defense of the Third Party Claim actively and diligently.

               (iii) So long as the Shareholders are conducting the defense of the Third Party Claim in accordance with Section 8.06(b)(ii), (A) Parent may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) Parent will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior unanimous written consent of the Shareholders' Representatives; and (C) the Shareholders will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of Parent (which consent will not be withheld unreasonably).

               (iv) In the event that any of the conditions in Section 8.06(b)(ii) is or becomes unsatisfied, (A) Parent may defend against the Third Party Claim in any manner it reasonably may deem appropriate; PROVIDED, HOWEVER, that Parent shall not consent to the entry of any judgment or enter into any settlement or agreement to settle a Third Party Claim without the prior unanimous written consent of the Shareholders' Representatives, which consent shall not be unreasonably withheld; (B) Parent shall be reimbursed from the Escrow Account promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses); and (C) the Shareholders will remain responsible for any Loss that Parent actually suffers resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.06.

          (c)  (i)       Each Shareholder of the Target Companies hereby agrees
that, at the Effective Time, Parent shall hold back and place into escrow pursuant to the Escrow Agreement (the



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WITH THE SECURITIES AND EXCHANGE COMMISSION.

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"ESCROW ACCOUNT"), a number of Parent Shares equal to * * * rounded to the nearest whole share, of the total number of shares of Parent Common Stock to be received by such Shareholder (the total value of all such shares as valued at the Market Price to be collectively referred to as the "INDEMNIFICATION AMOUNT"), as partial security for such Shareholder's indemnity obligations herein.

               (ii) At any time Parent shall have a claim for indemnification, Parent shall submit such claim to the Shareholders' Representatives and within sixty (60) calendar days thereof the Shareholders' Representatives shall notify Parent, in writing, whether they agree with such claim; PROVIDED, HOWEVER, that in the event that the Shareholders' Representatives fail to so notify Parent, the Shareholders' Representatives shall be deemed to have agreed to the release of securities or cash from the Escrow Account. In the event that the Shareholders' Representatives notify Parent that they disagree with such claim, the Shareholders' Representatives shall provide Parent with a written notice specifying the Basis for such disagreement and, if the Shareholders' Representatives and Parent shall be unable to reach agreement within thirty (30) days, the matter will be submitted to arbitration pursuant to the terms of Section 9.11.

               (iii) For purposes of calculating quantities of shares to be paid to Parent pursuant to this Section 8.06, each share of Parent Common Stock shall be valued at the Market Price at the time of the notification pursuant to
Section 8.06(b)(i). Any and all distributions to and from the Escrow Account shall be allocated among the Shareholders, pro rata, based on each Shareholder's interest in shares of Parent Common Stock to be issued pursuant to the Merger, as separate subaccounts for each holder. In the event that the Escrow Account no longer contains any funds and/or shares of Parent Common Stock, and Parent and/or Parent Sub seek indemnification pursuant to this Section 8.06, each of the Shareholders may elect to fulfill his or her indemnity obligations hereunder through the delivery of cash, duly endorsed shares of Parent Common Stock or combination thereof ***.

               (iv) Each of the Shareholders hereby acknowledges and agrees that the indemnity obligations set forth above shall not be the exclusive remedy of Parent and Parent Sub with respect to such Shareholder's indemnity obligations herein and the Indemnification Amount in no way limits the amount or sources of recovery of Parent and Parent Sub with respect to such indemnity obligations * * *.



THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
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          (d)  For the purposes of this Section 8.06, holders of a majority of the shares of Parent Common Stock in the Escrow Account may, by written notice signed by them and delivered to Parent, appoint any other individual to act in the place and stead of either of the Shareholders' Representatives.

          (e) In connection with this Agreement and the Escrow Agreement and the transactions contemplated hereby and thereby, respectively, the Target Companies and the Shareholders agree that the Shareholders' Representatives shall not be liable for any error of judgment or for any act done or omitted by the Shareholders' Representatives in good faith or for any mistake in fact or law, except its own willful misconduct or gross negligence.

          (f) In discharging his duties and responsibilities hereunder and under the Escrow Agreement, the Shareholders' Representatives shall have all rights and powers necessary and incident to the proper discharge thereof, including, without limitation, the right and power to engage and pay for professional and other services. Without limitation upon the foregoing, the Shareholders' Representatives shall have the duty and authority on behalf of the Shareholders to do anything required of the Shareholders' Representatives under this Agreement and the Escrow Agreement, including without limitation:

               (i)       To interpret and construe the provisions of Section
8.06 of this Agreement and the provisions of the Escrow Agreement;

               (ii) To determine and resolve any disputes that may arise under Section 8.06 of this Agreement and the Escrow Agreement, using his best efforts to dispose of all such disputes by agreed settlement;

               (iii) To give any and all written instructions to the Escrow Agent for disbursement of the escrow Account; and

               (iv) To perform all other acts as deemed appropriate by the Shareholders' Representatives on behalf of the Shareholders to fully effectuate and carry out the provisions of this Agreement and the Escrow Agreement.

          (g) All expenses of the Shareholders' Representatives in connection with the performance of the Escrow Agreement shall be borne by the Shareholders pro rata. To the extent that any funds are held by the Shareholders' Representatives after all of their duties hereunder are discharged, such funds and/or shares shall be distributed to the Shareholders pro rata in accordance with the Escrow Agreement. The Shareholders' Representatives shall not receive compensation for service as Shareholders' Representatives pursuant to this Agreement and the Escrow Agreement.

          (h) The right to indemnification, payment of damages or other remedy based on the representations, warranties, covenants and obligations of the Target Companies and the



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REQUEST.  REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY
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Shareholders contained herein will not be affected by any investigation conducted by Parent or the Parent Representatives with respect to, or any Knowledge acquired (or capable of being acquired) by Parent or the Parent Representatives, at any time whether before or after the execution and delivery of this Agreement or the Effective Time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.

                                      ARTICLE IX

                                  GENERAL PROVISIONS

     SECTION 9.01   EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

          (a) Except as set forth below in Section 9.01(b), the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of its officers or directors, whether prior to or after the execution of this Agreement.

          (b) The representations, warranties and agreements in this Agreement, as updated by the certificate delivered pursuant to Section 7.02(a)(i) shall survive the Effective Time and terminate (i) with respect to the Shareholders and the Target Companies, on the * * * anniversary of the Effective Time and
(ii) with respect to Parent and Parent Sub, at the Effective Time; PROVIDED, HOWEVER, that the representations, warranties and agreements set forth in * * * shall not so terminate.

     SECTION 9.02 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the facsimile number specified below:

          (a)  If to Parent or Parent Sub:

                    DAOU Systems, Inc.
                    5120 Shoreham Place
                    San Diego, CA  92122
                    ATTENTION: President and Chief Financial Officer Facsimile No.: (619) 452-2789



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                                                CONFIDENTIAL TREATMENT REQUESTED

               with a copy to:

                    Baker & McKenzie
                    101 West Broadway, Twelfth Floor
                    San Diego, California  92101
                    ATTENTION:  John J. Hentrich, Esq.
                    Facsimile No.:  (619) 236-0429

          (b)  If to the Target Companies:

                    Resources in Healthcare Innovations, Inc.
                    Healthcare Transition Resources, Inc.
                    Ultitech Resources Group, Inc.
                    Innovative Systems Solutions, Inc.
                    Grand Isle Consulting, Inc.
                    4040 East 82nd Street, Suite C9 #205
                    Indianapolis, IN  46250-4209
                    ATTENTION:  D. Parker Hinshaw
                    Facsimile No.:  (317) 251-9220

               with a copy to:

                    Cooley Godward LLP
                    4365 Executive Drive, Suite 1100
                    San Diego, CA  92121
                    ATTENTION:  D. Bradley Peck, Esq.
                    Facsimile No.:  (619) 453-3555

          (c)  If to the Shareholders:

                    D. Parker Hinshaw
                    2260 El Amigo Road
                    Del Mar, CA  92014
                    Facsimile No.: (619) 350-8027

     SECTION 9.03 CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

          * * *;

          "AAA" as defined in Section 9.11;



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          "AFFILIATE" means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person;

          "AGREEMENT" as defined in the preamble to this Agreement;

          "ARTICLES OF MERGER" as defined in Section 1.02;

          "ASSETS" means any and all properties and assets (real, personal or mixed, tangible or intangible) of any Person;

          "BALANCE SHEETS" as defined in Section 3.07;

          "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence;

          * * *;

          "BLUE SKY LAWS" as defined in Section 3.05(b);

          "BUSINESS DAY" means any day other than a day on which banks in the State of California are authorized or obligated to be closed;

          "CERTIFICATE OF MERGER" as defined in Section 1.02;

          "CERTIFICATES" as defined in Section 2.02(b);

          "CODE" means the Internal Revenue Code of 1986, as amended;

          "COMPETING TRANSACTION" means any of the following involving any Target Company or any Affiliate of such Target Company: (i) any merger, consolidation, share exchange, business combination, or other similar transaction (other than the transactions contemplated by this Agreement); (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of ten percent (10%) or more of the Assets of such Target Company in a single transaction or series of transactions; (iii) any offer (whether cash or securities) for ten percent (10%) or more of the outstanding shares of capital stock of such Target Company; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing;

          "CONSENT" as defined in Section 2.01A;

          "CONSULTING AGREEMENTS" as defined in Section 7.02(h);



THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                               CONFIDENTIAL TREATMENT REQUESTED

          "CONTRACT" of any Person means any contract, agreement or instrument of any type whatsoever (i) to which such Person is a party and by which such Person either has made a binding undertaking to perform an obligation or is entitled to any property or right, or (ii) by which any of the Assets of such Person is bound;

          "CONTROL" (including the terms "CONTROLLED," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by Contract or credit arrangement or otherwise;

          "DELAWARE LAW" as defined in the recitals to this Agreement;

          "DISSENTING SHARES" as defined in Section 2.04;

          * * *;

          "EFFECTIVE TIME" as defined in Section 1.02;

          "EMPLOYEE BENEFIT PLAN" means (a) any bonus, incentive compensation, profit sharing, retirement, pension, group insurance, death benefit, group health, medical expense reimbursement, workers' compensation, dependent care, flexible benefits or cafeteria, stock option, stock purchase, stock appreciation rights, savings, deferred compensation, consulting, severance pay or termination pay, vacation pay, life insurance, disability, welfare or other employee benefit or fringe benefit plan, program or arrangement; or (b) any plan, program or arrangement which is an Employee Pension Benefit Plan, Employee Welfare Benefit Plan or Multiemployer Plan;

          "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(2);

          "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(1);

          "EMPLOYMENT AGREEMENTS" as defined in Section 7.02(h);

          "ENCUMBRANCES" means any Security Interests, Liens, claims, pledges, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever;

          "ENVIRONMENTAL, HEALTH AND SAFETY LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other Laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), concerning pollution or protection of the environment, public health and safety, or employee health and safety, including Laws relating to emissions, discharges, releases, or threatened



THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED

releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes;

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

          "ERISA AFFILIATE" means each person (as defined in Section 3(9) of ERISA) that together with a Target Company (or any person whose Liabilities such Target Company has assumed or is otherwise subject to) would be considered or has been a single employer under Section 4001(b) of ERISA or would be considered or has been a member of the same "controlled group," under common control, a member of the same affiliated service group or otherwise a single employer within the meaning of Section 414(b), (c), (m) and (o) of the Code (PROVIDED, HOWEVER, that when the subject of the provision is a Multiemployer Plan only subsections (b) and (c) of Section 414 of the Code shall be taken into account);

          "ESCROW ACCOUNT" as defined in Section 8.06(c);

          "ESCROW AGREEMENT" as defined in Section 5.05;

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended;

          "EXCHANGE AGENT" as defined in Section 2.02(a);

          "EXCHANGE FUND" as defined in Section 2.02(a);

          "EXCHANGE RATIO" means, subject to adjustment as set forth in Sections 2.01(b), with respect to each of the Target Companies, the quotient obtained from dividing (i) as the numerator of such quotient, 1,839,381, 275,662, 282,551, 308,583 and 223,645 shares of Parent Common Stock in connection with the Merger of RHI, HTR, URG, ISS and GIC, respectively, by (ii) as the denominator of such quotient, the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding any Dissenting Shares, if applicable) of RHI, HTR, URG, ISS and GIC, respectively. All calculations made to determine the Exchange Ratio shall be made through the fourth decimal place (i.e., rounded to the closest ten-thousandth);

          "EXTREMELY HAZARDOUS SUBSTANCE" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended;

          "FAIR MARKET VALUE" of any Asset means the value that would be obtained in an arm's length transaction between an informed and willing buyer and an informed and willing seller;

          "FINANCIAL RESULT DATE" as defined in Section 6.02;



THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED

          "FINANCIAL STATEMENTS" as defined in Section 3.07;

          "GAAP" means United States generally accepted accounting principles as in effect from time to time;

          "GIC" as defined in the preamble to this Agreement;

          "GOVERNMENTAL ENTITIES" as defined in Section 3.05(b);

          "HSR ACT" as defined in Section 3.05(b);

          "HTR" as defined in the preamble to this Agreement;

          "INDEMNIFICATION AMOUNT" as defined in Section 8.06(c);

          "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith,
(e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium);

          "INTERIM BALANCE SHEETS" as defined in Section 3.07;

          "ISS" as defined in the preamble to this Agreement;

          "KNOWLEDGE" or "KNOWN" means, with respect to a particular fact or other matter, that (i) an individual is aware of such fact or other matter or
(ii) * * * such individual could reasonably be expected to discover or otherwise become aware of such fact or other matter; a Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter;



THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED

          "LAWS" as defined in Section 3.05(a);

          "LIABILITIES" as defined in Section 3.08;

          "LIEN" means any lien, charge, Encumbrance, mortgage, conditional sale agreement, title retention agreement, financing lease, pledge or Security Interest of any kind or type and whether arising by Contract or under Law;

          "LOSS" as defined in Section 8.06(a);

          "MARKET PRICE" means the average of the * * * prices of the Parent Common Stock as reported on the Nasdaq National Market Quotation System for the
* * * trading days prior to the Effective Time;

          "MERGER" as defined in the recitals to this Agreement;

          "MERGER CONSIDERATION" as defined in Section 2.02(b);

          "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37);

          "NASDAQ" means The Nasdaq Stock Market, Inc.;

          "ORDINARY COURSE OF BUSINESS" with respect to any entity, means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency) of that entity;

          "PARENT" as defined in the preamble to this Agreement;

          "PARENT COMMON STOCK" as defined in Section 2.01(a);

          "PARENT MATERIAL ADVERSE EFFECT" shall mean any change or effect that, individually or when taken together with all such other changes or effects, is or is reasonably likely to be materially adverse to the business, properties, Assets, condition (financial or otherwise), liabilities, operations or prospects of Parent and its Subsidiaries, taken as a whole at the time of such change or effect. A Parent Material Adverse Effect shall be deemed to exist if there shall occur any event which causes or may reasonably be expected to cause or result in estimable monetary loss which, individually or when aggregated with all other events, exceeds ***;

          "PARENT PREFERRED STOCK" as defined in Section 4.03(b);

          "PARENT REPRESENTATIVES" as defined in Section 5.04;



THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED

          "PARENT SEC REPORTS" as defined in Section 4.06(a);

          "PARENT SUB" as defined in the preamble to this Agreement;

          "PARENT SUB COMMON STOCK" means Parent Sub's common stock, par value $0.001 per share;

          "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a Governmental Entity (or any department, agency, or political subdivision thereof) or any other entity;

          * * *;

          * * *;

          * * *;

          "PROXY" as defined in Section 2.02A;

          * * *;

          "RHI" as defined in the preamble to this Agreement;

          "RULES" as defined in Section 9.11;

          "SEC" means the Securities and Exchange Commission;

          * * *;

          "SECURITIES ACT" means the Securities Act of 1933, as amended;

          "SECURITY INTEREST" means any mortgage, pledge, Lien, Encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar Liens, (b) Liens for Taxes not yet due and payable, (c) purchase money Liens and Liens securing rental payments under capital lease arrangements, and (d) other Liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money;

          "SHAREHOLDERS" as defined in the preamble to this Agreement;

          "SHAREHOLDERS' AGREEMENT" as defined in Section 6.08;



THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED

          "SHAREHOLDERS' REPRESENTATIVES" as defined in Section 5.05;

          * * *;

          "SUBSIDIARY" or "SUBSIDIARIES" of Parent, the Surviving Corporation or any other Person, means any corporation, partnership, joint venture or other legal entity of which Parent, the Surviving Corporation or such other Person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, fifty percent (50%) or more of the capital stock or other equity interests which the holders thereof are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity;

          "SURVIVING CORPORATION" as defined in Section 1.01;

          "TARGET COMPANIES" as defined in the preamble to this Agreement;

          "TARGET COMPANY COMMON STOCK" as defined in Section 2.01(a);

          "TARGET COMPANY EMPLOYEE BENEFIT PLAN" as defined in Section 3.24;

          "TARGET COMPANY MATERIAL ADVERSE EFFECT" means any change or effect that, individually or when taken together with all other such changes or effects, is or is reasonably likely to be materially adverse to the business, properties, Assets, condition (financial or otherwise), liabilities, operations or prospects of the Target Companies at the time of such change or effect. A Target Company Material Adverse Effect shall be deemed to exist if there shall occur any event which causes or may reasonably be expected to cause or result in estimable monetary loss which, individually or when aggregated with all other events, exceeds * * *;

          "TARGET COMPANY PERMITS" as defined in Section 3.06;

          "TAX" or "TAXES" shall mean any and all taxes, charges, fees or levies, payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, AD VALOREM, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and capital gains taxes, (ii) custom duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto;

          "TAX RETURN" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof;



THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED

          "THIRD PARTY CLAIM" as defined in Section 8.06(b); and

          "URG" as defined in the preamble to this Agreement.

     SECTION 9.04 HEADINGS; CONSTRUCTION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     SECTION 9.05 SEVERABILITY. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 9.06 ENTIRE AGREEMENT; AMENDMENT. This Agreement (together with the exhibits and schedules) and that certain Nondisclosure Agreement dated January 27, 1998, constitute the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     SECTION 9.07 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise except Parent Sub may, without any Target Company's approval, assign its interests to a wholly-owned Subsidiary of Parent.

     SECTION 9.08 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 9.09 FURTHER ASSURANCES. The parties hereto agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as another party hereto may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.



THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED

     SECTION 9.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

     SECTION 9.11 BINDING ARBITRATION. Subject to the arbitration provisions set forth below, the parties hereto agree that all disputes arising out of or related to the terms and conditions of this Agreement or to the performance, breach or termination thereof, shall be submitted to binding arbitration pursuant to the Expedited Procedures of the Commercial Arbitration Rules (the "RULES") of the American Arbitration Association (the "AAA"). The arbitration will take place in San Diego, California at the offices of the AAA. The dispute will be resolved by a single arbitrator appointed by the AAA in accordance with the list procedure described in Paragraph 13 of the Rules, except that the AAA will transmit the list within ten (10) Business Days of the filing of the demand for arbitration, and the parties thereto will have five (5) Business Days to return the list to the AAA with their objections and preferences. Discovery will be limited to no more than seven (7) depositions by each side and written document requests, requesting the production of specific documents. The parties to the dispute will voluntarily produce any and all documents that they intend to use at the hearing before the close of discovery, subject to supplementation for purposes of rebuttal or good cause shown. The period for taking discovery will be sixty (60) Business Days, commencing upon the day that the answer is due under the Rules. The arbitrator will hold a pre-hearing conference within three (3) Business Days of the close of discovery and will schedule the hearing within thirty (30) Business Days of the close of discovery. After the arbitrator is selected, the arbitrator will have sole jurisdiction to hear such applications, except that any measure ordered by the arbitrator may be immediately and specifically enforced by a court otherwise having jurisdiction over the parties. All fees and costs will be allocated to the parties to the arbitration as determined by the arbitrator. Each party will pay its own fees and costs associated with the arbitration and each party will pay one-half the estimated arbitrator's fees up front and if either party fails to do so a default will be entered against such party solely with respect to such fees. Any determination of the arbitrator shall be final and binding on
the parties hereto.   Nothing in this Agreement will prevent a party hereto from applying to a court that would otherwise have jurisdiction for provisional or interim injunctive or other equitable measures.

     SECTION 9.12 WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving notice or demand



THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED

to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement. All rights and remedies existing under this Agreement are in addition to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 9.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 9.14 REPRESENTATION BY COUNSEL. Each party hereto represents and agrees with the other that it has been represented by, or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorneys, that to the extent, if any, that it desired, it availed itself of this right and opportunity, that its authorized officers have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party's respective counsel, that each party is fully aware of the contents thereof and its meaning, intent and legal effect, and that such party or such party's legal guardian is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
















THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the date first written above by their respective officer thereunto duly authorized.

                                   DAOU SYSTEMS, INC.


                                   By: /s/ Daniel J. Daou
                                       ----------------------------------------
                                       Daniel J. Daou, President

                                   DAOU-RHI, INC.


                                   By: /s/ Daniel J. Daou
                                       ----------------------------------------
                                       Daniel J. Daou, President

                                   RESOURCES IN HEALTHCARE INNOVATIONS, INC.


                                   By: /s/ Larry Collins
                                       ----------------------------------------
                                       Larry Collins, President

                                   HEALTHCARE TRANSITION RESOURCES, INC.


                                   By: /s/ Darryl Bollinger
                                       ----------------------------------------
                                       Darryl Bollinger, President

                                   ULTITECH RESOURCES GROUP, INC.


                                   By: /s/ Carol R. Selvey
                                       ----------------------------------------
                                       Carol R. Selvey, President

                                   INNOVATIVE SYSTEMS SOLUTIONS, INC.


                                   By: /s/ Daniel W. Murry
                                       ----------------------------------------
                                       Daniel W. Murry, President



THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED


                                   GRAND ISLE CONSULTING, INC.


                                   By: /s/ Charles G. Shelley, Jr.
                                       ----------------------------------------
                                       Charles G. Shelley, Jr., President

                                   SHAREHOLDERS OF RESOURCES IN HEALTHCARE
                                   INNOVATIONS, INC.:


                                   /s/ D. Parker Hinshaw
                                   --------------------------------------------
                                   D. Parker Hinshaw, 100,000 shares


                                   /s/ Eileen M. Weldon
                                   --------------------------------------------
                                   Eileen M. Weldon, 75,000 shares


                                   /s/ Larry Collins
                                   --------------------------------------------
                                   Larry Collins, 27,780 shares

                                   SHAREHOLDERS OF HEALTHCARE TRANSITION
                                   RESOURCES, INC.:


                                   /s/ Darryl Bollinger
                                   --------------------------------------------
                                   Darryl Bollinger, 40 shares


                                   /s/ D. Parker Hinshaw
                                   --------------------------------------------
                                   D. Parker Hinshaw, 20 shares


                                   /s/ Eileen M. Weldon
                                   --------------------------------------------
                                   Eileen M. Weldon, 20 shares


                                   /s/ Larry Collins
                                   --------------------------------------------
                                   Larry Collins, 20 shares



THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED

                                   SHAREHOLDERS OF ULTITECH RESOURCES GROUP,
                                   INC.:


                                   /s/ Carol R. Selvey
                                   --------------------------------------------
                                   Carol R. Selvey, 40 shares


                                   /s/ D. Parker Hinshaw
                                   --------------------------------------------
                                   D. Parker Hinshaw, 20 shares


                                   /s/ Eileen M. Weldon
                                   --------------------------------------------
                                   Eileen M. Weldon, 20 shares


                                   /s/ Larry Collins
                                   --------------------------------------------
                                   Larry Collins, 20 shares

                                   SHAREHOLDERS OF INNOVATIVE SYSTEMS SOLUTIONS,
                                   INC.:


                                   /s/ Daniel W. Murry
                                   --------------------------------------------
                                   Daniel W. Murry, 40 shares


                                   /s/ D. Parker Hinshaw
                                   --------------------------------------------
                                   D. Parker Hinshaw, 15 shares


                                   /s/ Eileen M. Weldon
                                   --------------------------------------------
                                   Eileen M. Weldon, 18 shares


                                   /s/ Larry Collins
                                   --------------------------------------------
                                   Larry Collins, 18 shares


                                   /s/ Jennifer Arthur
                                   --------------------------------------------
                                   Jennifer Arthur, 9 shares



THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED

                                   SHAREHOLDERS OF GRAND ISLE CONSULTING, INC.:


                                   /s/ Charles G. Shelley, Jr.
                                   --------------------------------------------
                                   Charles G. Shelley, Jr., 49 shares


                                   /s/ D. Parker Hinshaw
                                   --------------------------------------------
                                   D. Parker Hinshaw, 17 shares


                                   /s/ Eileen M. Weldon
                                   --------------------------------------------
                                   Eileen M. Weldon, 17 shares


                                   /s/ Larry Collins
                                   --------------------------------------------
                                   Larry Collins, 17 shares



THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.